UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Webster Financial Corporation

(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 19, 2010

To the Shareholders of

Webster Financial Corporation:

You are cordially invited to attend the Webster Financial Corporation Annual Meeting of Shareholders to be held on Thursday, April 29, 2010 at 4:00 p.m., Eastern Time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702.

At the Annual Meeting, you will be asked: (i) to elect four directors to serve for three-year terms; (ii) to amend Webster’s 1992 Stock Option Plan, (iii) to renew Webster’s Employee Stock Purchase Plan and set the number of shares of common stock authorized for issuance thereunder, (iv) to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2010; (v) to approve an advisory proposal on Webster’s executive compensation philosophy, policies and procedures; and (vi) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

The Board of Directors unanimously recommends that you vote FOR the election of all the Board’s nominees for election as directors and FOR each of the other proposals listed above. We encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. Also enclosed is our 2009 Annual Report.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your common shares via a toll-free telephone number or on the Internet or you may complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely,

James C. Smith
Chairman and Chief Executive Officer

WEBSTER FINANCIAL CORPORATION

145 Bank Street

Waterbury, Connecticut 06702

800-325-2424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 29, 2010

To the Shareholders of

Webster Financial Corporation:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of Webster Financial Corporation (“Webster”) will be held on Thursday, April 29, 2010 at 4:00 p.m., Eastern Time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702, for the following purposes:

1.	Election of Directors. To elect four directors to serve for three-year terms (Proposal 1);

2.	Amendment of 1992 Stock Option Plan. To amend Webster’s 1992 Stock Option Plan (Proposal 2);

3.	Employee Stock Purchase Plan. To renew Webster’s Employee Stock Purchase Plan and set the number of shares of common stock authorized for issuance thereunder (Proposal 3);

4.

Ratification of Appointment of Independent Registered Public Accounting Firm.    To ratify the appointment by the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Webster for the fiscal year ending December 31, 2010 (Proposal 4);

5.

Endorsement of Webster’s Executive Compensation Philosophy, Policies and Procedures.    To approve an advisory proposal on Webster’s executive compensation philosophy, policies and procedures (Proposal 5); and

6.

Other Business.    To transact any other business that properly comes before the Annual Meeting or any adjournments thereof, in accordance with the determination of a majority of Webster’s Board of Directors.

The Board of Directors has fixed the close of business on March 1, 2010 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By order of the Board of Directors

James C. Smith
Chairman and Chief Executive Officer

Waterbury, Connecticut

March 19, 2010

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, THE INTERNET OR BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 29, 2010: This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our 2009 Annual Report, are available free of charge on the Investor Relations section of our website (www.wbst.com).

WEBSTER FINANCIAL CORPORATION

145 Bank Street

Waterbury, Connecticut 06702

800-325-2424

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 29, 2010

Solicitation, Voting and Revocability of Proxies

This Proxy Statement (the “Proxy Statement”) is being furnished to the shareholders of Webster Financial Corporation, a Delaware corporation (“Webster” or the “Corporation”), as part of the solicitation of proxies by its Board of Directors from holders of its outstanding shares of Common Stock, par value $.01 per share (the “Common Stock”), for use at the Annual Meeting of Shareholders of Webster to be held on Thursday, April 29, 2010 at 4:00 p.m., Eastern Time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702 (the “Annual Meeting”) and at any adjournments thereof. The Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of Webster on or about March 19, 2010.

The Annual Meeting has been called for the following purposes: (i) to elect four directors to serve for three-year terms (Proposal 1); (ii) to amend Webster’s 1992 Stock Option Plan to (x) increase the number of shares of Common Stock available for issuance thereunder by 2.6 million shares, and to make all shares available for any incentive award, (y) provide for the grant of stock units, subject to time and/or performance restrictions, and (z) to extend the term of the plan to February 26, 2020 (Proposal 2); (iii) to renew Webster’s Employee Stock Purchase Plan through June 30, 2020 and set the number of shares of Common Stock authorized for issuance thereunder at 500,000 shares (Proposal 3); (iv) to ratify the appointment by the Board of Directors of the firm of Ernst & Young LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2010 (Proposal 4); (v) to approve an advisory proposal on Webster’s executive compensation philosophy, policies and procedures (Proposal 5); and (vi) to transact any other business that properly comes before the Annual Meeting or any adjournments thereof.

If you vote using the enclosed proxy card, your shares will be voted in accordance with the instructions indicated. Executed but unmarked proxies will be voted FOR the election of the Board’s nominees as directors, FOR amendment of Webster’s 1992 Stock Option Plan, FOR the renewal of Webster’s Employee Stock Purchase Plan, FOR the ratification of the appointment of Webster’s independent registered public accounting firm and FOR approval of an advisory proposal on Webster’s executive compensation philosophy, policies and procedures. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which Webster did not have notice at least 30 days prior to the date of the Annual Meeting.

The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder’s proxy. A shareholder may, however, revoke a proxy at any time before it is voted: (i) by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Mark S. Lyon, Assistant Secretary, Webster Financial Corporation, 145 Bank Street, Waterbury, Connecticut 06702; (ii) by re-voting by telephone or on the Internet; or (iii) by attending the Annual Meeting and voting in person.

The cost of soliciting proxies for the Annual Meeting will be borne by Webster. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. Webster also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners and will reimburse those holders for their reasonable expenses incurred in that connection. Webster also has retained Morrow & Co., LLC, a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $7,000, plus reimbursement of certain out-of-pocket expenses.

Who Can Vote. The securities which can be voted at the Annual Meeting consist of shares of Common Stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on March 1, 2010 as the record date for the determination of shareholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 9,082 holders of record of the 78,419,523 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

Voting. If your Common Stock is held by a broker, bank or other nominee (i.e., in “street name”), you should receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock:

•	by using the toll-free telephone number listed on the proxy card,
•	by using the Internet website listed on the proxy card,
•	by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or
•	by attending the Annual Meeting and voting in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Common Stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors.

Vote by Telephone. If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote your shares of Common Stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 28, 2010. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

Vote by Internet. If you hold your Common Stock in your own name and not through your broker or another nominee, you can choose to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 28, 2010. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

Vote by Mail. You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage paid envelope.

The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes cast by shares present in person or represented by proxy and entitled to vote. The affirmative vote of the majority of the votes cast is required to approve the amendments to the 1992 Stock Option Plan, renew and amend the Webster Employee Stock Purchase Plan, ratify the appointment of Webster’s independent registered public accounting firm and approve an advisory proposal on Webster’s executive compensation philosophy, policies and procedures. Shareholders’ votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting.

Under New York Stock Exchange Rule 452, which governs NYSE brokerage members, brokerage firms may not vote on non-routine matters in their discretion on behalf of their clients if such clients have not furnished voting instructions. A “broker non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker. For non-routine matters, the broker cannot vote either FOR or AGAINST a proposal and reports the number of such shares as “non-votes.” Because none of the matters to be voted upon at the Annual Meeting are considered routine matters under Rule 452 except for the ratification of the appointment of the independent registered public accounting firm and the advisory proposal on Webster’s executive compensation philosophy, policies and procedures, there potentially can be broker non-votes at the Annual Meeting. Both abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast on a proposal and, therefore, will have no effect on the outcome of the votes for the proposals.

Electronic Delivery of Proxy Materials. As a shareholder, you have the option of electing to receive future proxy materials (including annual reports) online over the Internet. This online service provides savings to Webster by eliminating printing, mailing, processing and postage costs associated with hard copy distribution. You may enroll for this service on the Internet after you vote your shares in accordance with the instructions for Internet voting set forth on the enclosed proxy card. You may also enroll for electronic delivery of future Webster proxy materials at any time on the Corporation’s website at www.wbst.com. Under “Electronic Enrollment,” select the “Click Here To Enroll” link. Then select the box indicating your appropriate form of share ownership, and follow the instructions for electronic delivery enrollment. In the future, you will receive an email message, at the address you provided while enrolling, informing you that the Webster proxy materials are available to be viewed online on the Internet. Follow the instructions to view the materials and vote your shares. Your enrollment in electronic delivery of Webster proxy materials will remain in effect until revoked by you.

Annual Report on Form 10-K. Webster is required to file an annual report on Form 10-K for its 2009 fiscal year with the Securities and Exchange Commission (“SEC”). Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to Mark S. Lyon, Assistant Secretary, Webster Financial Corporation, 145 Bank Street, Waterbury, Connecticut 06702. Our annual report on Form 10-K is available on the Corporation’s website, www.wbst.com.

ELECTION OF DIRECTORS

(Proposal 1)

At the Annual Meeting, four directors will be elected to serve for three-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes cast by shares present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

As required by Webster’s Bylaws, directors must be elected by a majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. In addition, under Webster’s Bylaws, incumbent directors nominated for reelection are required, as a condition to such nomination, to submit a conditional letter of resignation. In the event an incumbent nominee for director fails to receive a majority of the votes cast at an annual meeting, the Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision.

The Board of Directors currently consists of ten members and is divided into three classes which are composed of four directors in the class whose term currently expires in 2010, and three directors in each of the classes whose terms expire in 2011 and 2012. The term of office of one class of directors expires in each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified.

Information as to Nominees and Other Directors

The following table sets forth the names of the Board of Directors’ nominees for election as directors and the current directors of Webster. Also set forth in the table is certain other information with respect to each such person’s age at December 31, 2009, the periods during which such person has served as a director of Webster and positions currently held with Webster and its wholly owned subsidiary, Webster Bank, National Association (“Webster Bank”).

Following the table are biographies of each of the nominees and continuing directors which contain information regarding each such person’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that such person should serve as a director as of the time of filing of this Proxy Statement. Each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance, board service, executive management, business, finance and marketing. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified candidates is described beginning on page 13 under “Corporate Governance—Director Qualifications and Nominations.”

Director Nominees for a Three-Year Term:	Age at 12/31/2009	Director Since	Expiration of Term	Positions Held with Webster and Webster Bank	Committee Membership
Joel S. Becker	61	1986	2010	Director	Executive; Compensation (Chairman); Nominating and Corporate Governance

David A. Coulter	62	2009	2010	Director	Risk

Charles W. Shivery	64	2009	2010	Director	Compensation

James C. Smith	60	1986	2010	Chairman, President, Chief Executive Officer and Director	Executive (Chairman)

Directors:

John J. Crawford	65	1996	2011	Lead Director	Executive; Audit; Compensation; Nominating and Corporate Governance (Chairman)

Robert A. Finkenzeller	59	1986	2012	Director	Audit; Nominating and Corporate Governance; Risk

C. Michael Jacobi	67	1993	2011	Director	Executive; Audit (Chairman); Risk

Laurence C. Morse	58	2004	2012	Director	Executive; Audit; Risk (Chairman)

Karen R. Osar	60	2006	2011	Director	Compensation; Risk

Mark Pettie	53	2009	2012	Director	Nominating and Corporate Governance

Joel S. Becker is Chairman and Chief Executive Officer of Torrington Supply Co., Inc., a Waterbury, Connecticut based wholesale distributor of plumbing, heating and industrial pipe valve and fitting supplies to contractors and industry. Mr. Becker is Chairman of the Compensation Committee, and a member of the Executive Committee and the Nominating and Corporate Governance Committee.

Mr. Becker’s experience as Chairman and Chief Executive Officer of a local business in Webster’s market area combined with twenty three years of experience on Webster’s Board gives him unique insight into Webster’s challenges, opportunities and operations. He also has extensive experience in public company executive compensation as a result of his over eight years of service as the Chairman of the Compensation Committee.

David A. Coulter is Managing Director and Senior Advisor at Warburg Pincus LLC, a global private equity firm headquartered in New York, New York. He co-leads the firm’s financial services investment activities. From January 2001 to September 2005, he was Vice Chairman of JPMorgan Chase & Co. He is a director of MBIA, Inc. (NYSE:MBI), a publicly held financial guarantor insurance company headquartered in Armonk, New York and Strayer Education, Inc. (Nasdaq:STRA), a publicly held education services company headquartered in Arlington, Virginia. Mr. Coulter is a member of the Risk Committee.

Mr. Coulter’s experiences as both a former Vice Chairman and Chairman and Chief Executive Officer of publicly traded financial services corporations, JP Morgan Chase and Bank of America, respectively, and his experience as a director of public and private companies, provides the Board with extensive executive experience with regard to matters of interest to financial institutions, including risk, compensation and corporate governance matters.

John J. Crawford is President of Strategem LLC, a New Haven, Connecticut based company which provides consulting services to the business and not-for-profit community on business and financial strategies. Mr. Crawford served as President, Chief Executive Officer and a director of Aristotle Corporation, a New Haven, Connecticut based education training company from October 1992 through December 2002. Mr. Crawford continued to serve on the Board of Directors of Aristotle Corporation until August 31, 2005. From 1994 until December 2000, he served as President and Chief Executive Officer of the South Central Connecticut Regional Water Authority, New Haven, Connecticut. Mr. Crawford is Lead Director, Chairman of the Nominating and Corporate Governance Committee, and a member of the Audit Committee, the Compensation Committee and the Executive Committee.

Mr. Crawford’s extensive executive and corporate governance experience as a former Chief Executive Officer of three companies, including a financial institution, and his thirteen plus years of service on Webster’s Board, including seven years as the Lead Director, provides him with a seasoned view of Webster’s operations and challenges.

Robert A. Finkenzeller is President of Eyelet Crafters, Inc., a Waterbury, Connecticut based company that manufactures deep drawn metal parts for the cosmetics, writing instrument and drapery hardware fields. Mr. Finkenzeller has held this position since 1990. Mr. Finkenzeller is a member of the Audit Committee, the Nominating and Corporate Governance Committee and the Risk Committee.

Mr. Finkenzeller brings meaningful corporate governance experience to the Board having served as a member of the Audit, Compensation, Nominating and Corporate Governance and Risk Committees. Mr. Finkenzeller is an executive of a business based in Webster’s market area and has over twenty three years of experience on Webster’s Board.

C. Michael Jacobi is President of Stable House 1, LLC, a Middlebury, Connecticut based company engaged in real estate development. Mr. Jacobi served from June 2001 to May 2005 as President, Chief Executive Officer and a director of Katy Industries, Inc., a publicly held company headquartered in Middlebury,

Connecticut engaged in the design, manufacture and distribution of maintenance and electrical products. Mr. Jacobi is a certified public accountant. He is a director and chairman of the audit committee of Corrections Corporation of America (NYSE:CXW), a publicly held company headquartered in Nashville, Tennessee engaged in the ownership and management of prisons for federal, state and local governments, a director and chairman of the audit committee of Sturm Ruger & Co., Inc. (NYSE:RGR), a publicly held company headquartered in Southport, Connecticut engaged in manufacturing and distribution of consumer products, and a director and audit committee member of Kohlberg Capital Corporation (NASDAQ:KCAP), a publicly held company headquartered in New York, New York specializing in equity and debt investments in middle market companies. He is Chairman of the Audit Committee, and a member of the Executive Committee and the Risk Committee.

Mr. Jacobi provides the Board with extensive experience and expertise in corporate finance and accounting as a Certified Public Accountant and Chairman of the Audit Committee for Webster and other public companies. His former service as the Chief Executive Officer of a public company also brings strong executive experience to the Board.

Laurence C. Morse is the co-founder and Chief Executive Officer of Fairview Capital Partners, Inc., in West Hartford, Connecticut, an investment management firm established in 1994 that oversees venture capital funds, some of which invest capital in venture capital partnerships and similar investment vehicles that provide capital primarily to minority-controlled companies. Mr. Morse is a director of the Princeton University Investment Company and the Institute of International Education, and is a former director and chairman of the National Association of Investment Companies, a private, not-for-profit trade association that represents 52 private equity and specialty finance investment firms. He is Chairman of the Risk Committee, and is a member of the Audit Committee and the Executive Committee.

Mr. Morse’s entire career has been spent in the investment management field, including as the co-founder and Chief Executive Officer of an investment management firm, which provides the Board with extensive knowledge of the capital markets and accounting issues. His experience has made him adept at assessing management teams, new technologies, products and services, business strategies, markets and industries.

Karen R. Osar was Executive Vice President and Chief Financial Officer of Chemtura Corporation (NYSE:CEM), a specialty chemicals company headquartered in Middlebury, Connecticut from 2004 until her retirement in March 2007. From 1999 to April 2003, Ms. Osar served as Senior Vice President and Chief Financial Officer of Westvaco Corporation and Mead Westvaco Corporation. She is a director and audit committee chair of Innophos Holdings, Inc. (Nasdaq:IPHS), a publicly held specialty chemicals company headquartered in Cranbury, New Jersey, a director and audit committee member of Sappi Limited (NYSE:SPP), a publicly held company engaged in the production of coated fine paper and chemical cellulose, headquartered in Johannesburg, South Africa, and from 1999 through 2006 she served as a director and audit and finance committee chair of Allergan, Inc., a publicly held multi-specialty health care company focused on developing and commercializing pharmaceuticals, biologics and medical devices. Ms. Osar is a member of the Compensation Committee and the Risk Committee.

Ms. Osar’s experience as the former Chief Financial Officer of a public company, her previous corporate finance experience at JPMorgan Chase & Co., as well as her service as the chair of the audit committee of a public company, provides the Board with strong corporate finance and accounting experience. Her Board committee service also provides corporate governance and executive compensation expertise.

Mark Pettie was Chairman and Chief Executive Officer of Prestige Brands Holdings, Inc. (NYSE:PBH), a publicly held company headquartered in Irvington, New York which develops, sells, distributes and markets over-the-counter drugs, household cleaning products and personal care items, from January 2007 until September 2009. Mr. Pettie was President of the Dairy Foods Group with ConAgra from 2005 to 2006. From 1981 to 2004, Mr. Pettie held various positions of increasing responsibility in marketing and finance at

Kraft Foods and was named Executive Vice President and General Manager of Kraft Food’s Coffee Division in 2002. He is a member of the Nominating and Corporate Governance Committee.

Mr. Pettie’s experience as Chief Executive Officer of a public company brings strong executive experience to the Board, along with his expertise in finance and marketing. He also has extensive business and corporate governance experience as a director for both public and private companies.

Charles W. Shivery is Chairman, President and Chief Executive Officer of Northeast Utilities (NYSE: NU). He joined Northeast Utilities in 2002 and assumed his current position at Northeast Utilities on March 29, 2004 after holding previous posts with the company including interim president, president-Competitive Group of Northeast Utilities, and president and chief executive officer of NU Enterprises, Inc., the unregulated subsidiary of the Northeast Utilities system. Prior to that, he was co-president of the Constellation Energy Group, the parent company of Baltimore Gas & Electric and other energy related businesses. He is a member of the Compensation Committee.

Mr. Shivery’s role as President and Chief Executive Officer of an energy company provides extensive experience managing a sizable, highly regulated business. Northeast Utilities conducts business in a large part of the region serviced by Webster, so certain variables impact both businesses similarly. Mr. Shivery also provides the Webster Board with corporate governance and executive compensation knowledge.

James C. Smith is Chairman, President, Chief Executive Officer and a director of Webster and Webster Bank, having been elected Chief Executive Officer in 1987 and Chairman in 1995. Mr. Smith joined Webster Bank in 1975, and was elected President, Chief Operating Officer and a director of Webster Bank in 1982 and of Webster in 1986. Mr. Smith served as President of Webster and Webster Bank until 2000, and was again elected President in 2008. Mr. Smith is a director of the Federal Reserve Bank of Boston and was a member of the Federal Advisory Council which advised the deliberations of the Federal Reserve Board of Governors until December 2007. He is a member of the executive committee of the Connecticut Bankers Association, co-chairman of the American Bankers Council and a former director of the Federal Home Loan Bank of Boston. He is a director of St. Mary’s Hospital and the Palace Theater, both of Waterbury, Connecticut, and was a director of MacDermid, Incorporated (NYSE:MRD) until it was sold in June 2007. Mr. Smith is Chairman of the Executive Committee.

Mr. Smith’s position as Chairman, President and Chief Executive Officer of Webster and his day to day leadership of the Corporation provides him with thorough knowledge of Webster’s opportunities, challenges and operations. He also has extensive experience in banking.

The Board of Directors recommends that shareholders vote FOR the election of all of its director nominees.

CORPORATE GOVERNANCE

General

The business and affairs of Webster are managed under the direction of the Board of Directors. Members of the Board are kept informed of Webster’s business through discussions with the Chairman of the Board and Webster’s other executive officers, by reviewing materials provided to them and by participating in meetings and strategic planning sessions of the Board and its committees. The Board is also kept apprised by the Chairman of the Board and management of continuing educational programs on corporate governance and fiduciary duties and responsibilities. In addition, new directors of Webster participate in an orientation program, which is designed to familiarize them with Webster’s business and operations, and with their duties as directors under applicable laws and regulations. Each member of the Board also serves as a director of Webster Bank.

Webster believes in the importance of sound and effective corporate governance. Over the years Webster has forged an explicit link between its corporate culture and corporate governance by identifying its core values, communicating them and living them every day. With uncompromising commitment to its core principles, Webster continues to add value for its customers, shareholders, employees and the communities it serves. The Board has adopted corporate governance practices and policies which the Board and senior management believe promote this philosophy.

Board Leadership

At Webster, the roles of Chairman of the Board of Directors and principal executive officer are combined, both held by Mr. Smith. In addition, there is a lead independent director who is appointed in accordance with Webster’s Corporate Governance Policy, which provides that the Board of Directors shall appoint an independent director to serve as the Lead Director of the Board of Directors for a one-year term, or until a successor is appointed. The lead independent director presides over the executive sessions of independent directors and assists and advises the Chairman of the Board. During fiscal year 2009, Mr. Crawford served as the lead independent director. The Board of Directors believes that having a combined Chairman and principal executive officer, coupled with a lead independent director, is the most appropriate leadership structure for Webster, especially given Mr. Smith’s long service as Chief Executive Officer and his extensive knowledge of the Corporation and its governance. This structure allows Board discussions regarding performance and strategic matters to be led by the person who oversees Webster’s strategy and operations and establishes a single voice to speak on behalf of Webster, while the lead independent director component of the structure provides independent leadership that mitigates any real or perceived conflicts of interest.

Director Independence

Pursuant to the New York Stock Exchange (“NYSE”) listing standards, Webster is required to have a majority of “independent directors” on its Board of Directors. In addition, the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee must be composed solely of independent directors. The NYSE listing standards define specific relationships that would disqualify a director from being independent and further require that for a director to qualify as “independent,” the board of directors must affirmatively determine that the director has no material relationship with the Corporation.

The Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, conducted an evaluation of director independence, based primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other commercial, industrial, banking consulting, legal, accounting, charitable and legal relationships with Webster, including those relationships described under “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships” beginning on page 39 of this Proxy Statement, and on discussions with the Board of Directors.

As a result of this evaluation, the Board of Directors affirmatively determined that each of Messrs. Becker, Coulter, Crawford, Finkenzeller, Jacobi, Morse, Pettie, Shivery and Ms. Osar is an “independent director” for purposes of Section 303A of the Listed Company Manual of the NYSE and applicable SEC rules and regulations. In connection with this evaluation, the Board considered that in addition to Webster providing lending and other financial services to directors, their immediate family members, and their affiliated organizations in the ordinary course of business and without preferential terms or rates, some directors and their affiliated entities provide services to Webster in the ordinary course of business. In particular, the Board considered the following relationships:

•

Joel S. Becker is the co-owner of Nutmeg Road Associates, LLC, to which Webster had one business loan outstanding in 2009. The aggregate amount of interest and other fees paid by the entity in 2009 was below the thresholds contained in the NYSE rules regarding independence and the Board determined that this transactions was not material to Webster or such entity and would not impair Mr. Becker’s independence.

•

David A. Coulter was elected to the Board as a representative of Warburg Pincus Private Equity X, L.P. (“Warburg Pincus”), a significant stockholder, in connection with its investment in Webster. Mr. Coulter also serves as the Managing Director of Warburg Pincus. Warburg Pincus’ ownership of Webster stock does not cause Mr. Coulter to fail to meet the independence standards contained in the NYSE rules and the Board determined that, because Mr. Coulter’s interests are generally aligned with those of other Webster stockholders, his service on the Board as a representative of Warburg Pincus and his employment as Managing Director of Warburg Pincus do not impair his independence.

•

John J. Crawford is Treasurer of St. Martin de Porres Academy, a charitable organization whose mission is to give underserved and economically disadvantaged children in the greater New Haven, Connecticut area a tuition-subsidized middle school education. During 2009, Webster Bank made charitable contributions totaling $10,000 to the St. Martin de Porres Academy. The Board determined that the amount contributed by Webster Bank to the St. Martin de Porres Academy was not material to either Webster or the St. Martin de Porres Academy and would not impair Mr. Crawford’s independence.

•

C. Michael Jacobi’s son, Gregory Jacobi, was employed by Webster Bank in 2009 as a Senior Vice President. Mr. Jacobi’s son’s employment position with Webster Bank does not violate the independence standards contained in the NYSE rules and the Board determined that this relationship is not material and would not impair Mr. Jacobi’s independence, in part because Mr. Jacobi’s son is not an executive officer of Webster and his compensation and benefits were established in accordance with the compensation policies and practices applicable to Webster employees in comparable positions.

Mr. Smith is not considered independent because he is an executive officer of Webster and Webster Bank.

Executive Sessions of Independent Directors

In keeping with Webster’s Corporate Governance Policy, in 2009 the Board of Directors held two meetings that were limited to independent directors. The Lead Director presides over the executive sessions of independent directors.

Risk Oversight

The Board of Directors administers its risk oversight function primarily through the Risk Committee, which is described in more detail below. The Risk Committee meets frequently throughout the year and reports its findings to the full Board of Directors on an ongoing basis. In addition, the Compensation Committee and the Risk Committee review and assess risks as related to Webster’s compensation programs. Webster also has a Chief Risk Officer, Mr. Plush, who reports in that capacity to the Risk Committee, as well as three senior risk officers who report to the Chief Risk Officer.

Board of Director and Committee Meetings

During 2009, Webster held 18 meetings of its Board of Directors. Each incumbent director attended at least 75 percent of the aggregate of (i) the total number of meetings held by the Board of Directors during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the individual served during the period that the individual served.

Committees of the Board of Directors; Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Board of Directors has established five standing committees. The standing committees are the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee and the Risk Committee. The Board of Directors has adopted a charter for each of these committees, as well as corporate governance guidelines that address the make-up and functioning of the Board of Directors and qualification guidelines for board members. The Board of Directors has also adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all employees, officers and directors. Each employee, officer and director participates in an annual training session that focuses on topics covered by our code of business conduct and ethics. The training reinforces our core values and our commitment to full compliance with applicable laws and regulations. You can find links to these materials on the Corporation’s website at: www.wbst.com.

You can also obtain a printed copy of any of the materials referred to above, without charge, by contacting us at the following address:

Webster Financial Corporation

145 Bank Street

Waterbury, Connecticut 06702

Attn: Harriet Munrett Wolfe, Esq.

Executive Vice President, General Counsel and Secretary

The Board of Directors has determined that all of the Directors who serve on the Audit, Compensation, and Nominating and Corporate Governance committees are “independent” for purposes of Section 303A of the Listed Company Manual of the NYSE. In addition, all of the Directors who serve on the Risk Committee are “independent.”

Audit Committee

The Board of Directors has appointed an Audit Committee that oversees the Corporation’s financial reporting process, the system of internal financial and accounting controls, the audit process, and compliance with applicable laws and regulations. The Audit Committee reviews the Corporation’s annual financial statements, including management’s discussion and analysis, and regulatory examination findings. The Audit Committee recommends the appointment of an independent registered public accounting firm and is responsible for the oversight of such firm. A copy of the Audit Committee’s charter is available on the Corporation’s website at: www.wbst.com. During 2009, the Audit Committee held six meetings. The members of the Audit Committee currently are Messrs. Jacobi (Chairman), Crawford, Finkenzeller and Morse. Each of the members of the Audit Committee meets the independence requirements of the rules of the NYSE and applicable rules and regulations of the SEC. The Board of Directors has determined that each of the members of the Audit Committee is financially literate and that Messrs. Crawford and Jacobi each qualify as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.

Under the corporate governance listing standards of the NYSE, if an audit committee member simultaneously serves on the audit committees of more than three public companies, and the listed company does not limit the number of audit committees on which its audit committee members serve to three or less, then in each case, the board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the listed company’s audit committee. The Board of Directors has determined that Mr. Jacobi’s simultaneous service on the audit committees of three public companies in addition to Webster’s will not impair his ability to serve effectively as a member of the Audit Committee.

Compensation Committee

The Board of Directors has appointed a Compensation Committee. During 2009, the Compensation Committee held eight meetings. Compensation Committee meetings are attended by Webster’s Chief Executive Officer (the “CEO”), other than while his compensation and benefits are discussed. For a description of the role of Webster’s CEO in determining or recommending the amount of compensation paid to our named executive officers during 2009, see “Compensation Discussion and Analysis.” The members of the Compensation Committee currently are Messrs. Becker (Chairman), Crawford, Shivery and Ms. Osar. Each of the members of the Compensation Committee meets the independence requirements of the rules of the NYSE, and also serves as the Compensation Committee of the Corporation’s subsidiary, Webster Bank. A copy of the Compensation Committee’s charter is available on the Corporation’s website at: www.wbst.com.

Pursuant to the Compensation Committee’s charter, among other responsibilities, the Committee is charged with annually reviewing and making recommendations to the Board of Directors with respect to the annual base salary, annual bonus arrangements, long-term incentive compensation and severance and/or change in control or similar agreements/provisions, if any, paid to the CEO; annually determining such compensation and benefits for the members of the Corporation’s Executive Management Committee other than the CEO; annually recommending to the Board of Directors the content of the annual performance evaluation for the CEO and reviewing performance evaluations for all members of the Executive Management Committee; administering and implementing the Corporation’s performance-based incentive plans; reviewing the talent management and succession planning processes to ensure that there is a pool of qualified candidates to fill future Executive Management Committee positions; and reviewing and assessing on a periodic basis the Corporation’s employee stock ownership guidelines.

For information on the role of compensation consultants determining or recommending the amount or form of executive or directors compensation, see “Compensation Discussion and Analysis – Role of Compensation Consultant.”

Executive Committee

The Board of Directors has appointed an Executive Committee that has responsibility for overseeing management’s monitoring of security issues. It also serves as the loan committee and the exploratory committee for mergers and acquisitions. During 2009, the Executive Committee held two meetings. The members of the Executive Committee are Messrs. Smith (Chairman), Becker, Crawford, Jacobi and Morse.

Nominating and Corporate Governance Committee

The Board of Directors has appointed a Nominating and Corporate Governance Committee that has overall responsibility for recommending corporate governance process and board operations for the Corporation. The Nominating and Corporate Governance Committee identifies director candidates, reviews the qualifications and experience of each person considered as a nominee for election or reelection as a director, and recommends director nominees to fill vacancies on the Board and for approval by the Board of Directors and the shareholders. A copy of the Nominating and Corporate Governance Committee’s charter is available on the Corporation’s website at: www.wbst.com. During 2009, the Nominating and Corporate Governance Committee held two meetings. The members of the Nominating and Corporate Governance Committee are Messrs. Crawford (Chairman), Becker, Finkenzeller and Pettie. Each member of the Nominating and Corporate Governance Committee meets the independence requirements of the rules of the NYSE.

Risk Committee

The Board of Directors has appointed a Risk Committee whose primary function is to assist the Board in fulfilling its oversight responsibilities regarding the Corporation’s enterprise risk management, receiving information regarding the Corporation’s policies, procedures and practices relating to risk, and discussing material regulatory issues, compliance matters, and emerging risks to the Corporation. During 2009, the Risk Committee held ten meetings. The members of the Risk Committee are Messrs. Morse (Chairman), Coulter, Finkenzeller, Jacobi, and Ms. Osar.

Director Qualifications and Nominations

The Board of Directors believes that it should be composed of directors with diverse experience in business and in areas that are relevant to the Corporation, and that directors should, at a minimum, possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the shareholders. Directors should also have an objective perspective and practical wisdom, and should be willing and able to devote the required amount of time to Webster’s business. These attributes are embodied in Webster’s Qualification Guidelines for Board Members, which specifies that diversity is one of the factors to be considered in deciding on nominations for directors.

When considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into account a number of factors, including the following:

•	Independence from management;
•	Judgment, skill, integrity and reputation;
•	Relevant specific industry experience;
•	Age, gender and ethnic background;
•	Current position with another business or entity;
•	Potential conflicts of interests with other pursuits; and
•	Existing ties to the Corporation’s and Bank’s markets.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others, including third party search firms. The Committee will review the qualifications and experience of each candidate. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election. The Nominating and Corporate Governance Committee reviews and assesses the effectiveness of the Director Qualifications Guidelines periodically.

Webster’s Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of

Webster. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on February 12, 2010 and by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission on February 12, 2010. The Nominating and Corporate Governance Committee will consider candidates for director suggested by shareholders applying the criteria for candidates described above and considering the additional information required by Article III, Section 13 of Webster’s Bylaws, which must be set forth in a shareholder’s notice of nomination. Section 13 of Webster’s Bylaws requires that the notice include: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Webster which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving notice (i) the name and address, as they appear on Webster’s books, of such shareholder and (ii) the class and number of shares of Webster which are beneficially owned by such shareholder. In considering any nominees for directors recommended by a shareholder, the Nominating and Corporate Governance Committee considers, among other things, the same factors set forth above.

Compensation of Directors

The following table summarizes the compensation paid to Webster’s non-employee directors during 2009. Employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster or its subsidiaries. Beyond these and other standard arrangements described below, no other compensation was paid to any such director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Joel S. Becker	45,600	8,306	61,894	54.67	115,855

David A. Coulter	11,750	15,793	69,058	29.22	96,630

John J. Crawford	65,375	8,306	61,894	54.67	135,630

Robert A. Finkenzeller	45,350	8,306	61,894	54.67	115,605

C. Michael Jacobi	55,950	8,306	61,894	54.67	126,205

Laurence C. Morse	47,050	8,306	61,894	54.67	111,305

Karen R. Osar	39,075	8,306	61,894	54.67	109,330

Mark Pettie	17,700	8,306	61,894	54.67	87,955

Charles W. Shivery	15,350	13,572	64,314	29.22	93,265

(1)	Includes fees paid to Mr. Crawford as Lead Director and committee chairman, and to Messrs. Becker, Jacobi and Morse as committee chairmen.

(2)

The amounts in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value of the restricted shares awarded to Ms. Osar and Messrs. Becker, Crawford, Finkenzeller, Jacobi, Morse and Pettie in 2009 was $5.14 per share, and for Messrs. Coulter and Shivery it was $9.63 and $9.29 respectively. The assumptions used to calculate the amount recognized for these stock awards are set forth in footnote 21 to Webster’s audited financial statements contained in Webster’s Form 10-K for the year ended December 31, 2009. As of December 31, 2009, Ms. Osar and Messrs. Becker, Crawford, Finkenzeller, Jacobi, Morse and Pettie had 1,616 unvested restricted shares. Messrs. Coulter and Shivery had 1,461 unvested restricted shares.

(3)

The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value of the stock options awarded to Ms. Osar and Messrs. Becker, Crawford, Finkenzeller, Jacobi, Morse and Pettie in 2009 was $2.43 per share and for Messrs. Coulter and Shivery it was $5.75 and $4.84 respectively. The assumptions used to calculate the amount recognized for these stock option awards are set forth in footnote 21 to Webster’s audited financial statements contained in Webster’s Form 10-K for the year ended December 31, 2009. As of December 31, 2009, each director had the following number of options outstanding: Mr. Becker, 41,105 exercisable, 25,423 unexercisable; Mr. Coulter, 0 exercisable, 12,000 unexercisable; Mr. Crawford, 41,105 exercisable, 25,423 unexercisable; Mr. Finkenzeller, 43,105 exercisable, 25,423 unexercisable; Mr. Jacobi, 41,105 exercisable, 25,423 unexercisable; Mr. Morse, 29,105 exercisable, 25,423 unexercisable; Ms. Osar, 21,105 exercisable, 25,423 unexercisable; Mr. Pettie, 0 exercisable, 25,423 unexercisable; and Mr. Shivery, 0 exercisable, 13,724 unexercisable.

(4)	Reflects the dollar amount of dividends paid on unvested restricted stock for the fiscal year ended December 31, 2009.

Webster uses a combination of cash, restricted stock and stock options to attract and retain qualified candidates to serve on the Board. Webster targets director compensation to be at the median for its peer group (as described in “Compensation Discussion and Analysis” below), with the opportunity to earn significantly more based on Webster’s total shareholder return. Stock ownership guidelines have also been established for directors to closely align directors’ interests with those of Webster’s shareholders.

During 2009, each non-employee director of Webster received an annual retainer valued at $32,000, $7,000 in cash plus 1,616 shares of Webster Common Stock pursuant to the 2001 Directors Retainer Fees Plan, which provides for the payment of annual retainer fees to non-employee directors in shares of restricted Common Stock (the “Fees Plan”). Under the Fees Plan, each non-employee director is granted restricted shares of Common Stock for the equity portion (currently $25,000) of their annual retainer determined by the average four-quarter value of our Common Stock as of the grant date. The average four-quarter value is based on the average of the closing prices of Common Stock at the end of the four calendar quarters preceding the grant date, which is the date of each annual meeting of shareholders. Shares of Common Stock granted under the Fees Plan are subject to vesting requirements of one year and other substantial risks of forfeiture. In addition, non-employee directors of Webster received non-qualified stock options to purchase 25,423 shares of Webster Common Stock, which typically vest over one year. Grants to Messrs. Coulter and Shivery were prorated since they joined the Board during the year.

In addition, except as set forth below, effective April 23, 2009, each non-employee director received $1,200 for each Webster or Webster Bank Board meeting attended, $1,200 for each committee meeting attended, and $600 for each telephonic Webster or Webster Bank Board and committee meeting called by either Webster or Webster Bank. Prior to April 23, 2009, the fees were $1,500 for each Webster or Webster Bank board meeting attended in person and $1,250 for each committee meeting attended; all board or committee meetings attended telephonically entitled the director to receive one-half of the respective fee. Each non-employee director of both Webster and Webster Bank received a total of $2,000 for separate board meetings of Webster and Webster Bank that were held on the same day. Webster also reimburses directors for reasonable travel expenses incurred in connection with attending off-site board meetings (including the travel expenses of spouses if they are specifically invited to attend).

In 2009, the Lead Director received an annual retainer of $20,000, which includes his fee as Chairman of the Nominating and Corporate Governance Committee. The Chairman of the Audit Committee received an annual retainer of $15,000, and the Chairman of the Compensation Committee and the Chairman of the Risk Committee received annual retainers of $7,500.

Directors are eligible to participate in Webster Bank’s non-qualified deferred compensation plan. Directors may elect to defer up to 100% of their cash directors’ fees. Deferral accounts are indexed to net rates of return in mutual fund portfolios chosen by each Director. Deferred amounts are credited by Fidelity Investments to accounts for each Director. Such accounts, plus accrued interest, are payable upon death, disability, or termination of service as a Director or a specified date that is at least five years from the year of deferral (as elected by the Director at the time of deferral). Distribution elections may be paid in a lump sum or in ten annual installments, at the election of the Director, except in the case of disability, where lump sum distribution is required.

Our stock ownership guidelines require non-employee directors to own Webster Common Stock with a market value equal to at least $100,000. Non-employee directors who do not meet the guidelines agree to hold all long-term incentives which include vested restricted stock and exercised stock options (net of exercise price and taxes) until they achieve the required ownership threshold of Webster Common Stock.

Communications with Directors

The Corporation’s shareholders and other interested persons who want to communicate with the Board of Directors, any individual Director, the Lead Director, the non-management Directors as a group or any other group of Directors, can write to:

[Name of Director or Directors]

c/o Lead Director of the Board of Directors

Webster Financial Corporation

P.O. Box 1074

754 Chapel Street

New Haven, Connecticut 06510

All communications received (except for communications that are primarily commercial in nature or relate to an improper or irrelevant topic) will be forwarded to the intended recipient(s) or the full Board, as appropriate.

Director Attendance at Annual Meetings

Webster typically schedules a meeting of the Board of Directors in conjunction with the annual meeting and expects that the Board of Directors will attend the annual meeting, absent a valid reason, such as a previously scheduled conflict. Last year all of the individuals then serving as directors attended the annual meeting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Named Executive Officers of Webster Financial Corporation

The following table sets forth information regarding the named executive officers (“NEOs”) of Webster Financial Corporation at December 31, 2009.

Name	Age as of December 31, 2009	Positions with Webster and Webster Bank
James C. Smith	60	Chairman, President, Chief Executive Officer and Director

Gerald P. Plush	51	Senior Executive Vice President and Chief Financial Officer/Chief Risk Officer

Joseph J. Savage	57	Executive Vice President, Commercial Banking

Jeffrey N. Brown	52	Executive Vice President and Chief Administrative Officer

Michelle M. Crecca	40	Executive Vice President, Chief Marketing Officer

Scott M. McBrair (1)	53	Former Executive Vice President, Retail Banking

(1)	Mr. McBrair served as Executive Vice President, Retail Banking until January 31, 2009.

Provided below is biographical information for each of Webster’s NEOs, other than Mr. Smith. For information regarding Mr. Smith, see “Election of Directors-Information as to Nominees and Other Directors.”

Gerald P. Plush is Senior Executive Vice President and Chief Financial Officer/Chief Risk Officer of Webster and Webster Bank. Mr. Plush joined Webster in July 2006 and was promoted to Senior Executive Vice President in July 2007. He was elected Chief Risk Officer in July 2008. Mr. Plush serves as the Chairman of Webster’s Enterprise Risk Management Committee. Prior to joining Webster, Mr. Plush was employed at MBNA America in Wilmington, Delaware. In his most recent position with MBNA, he was Senior Executive Vice President and Managing Director of Corporate Development and Acquisitions. Prior to this position, Mr. Plush was Senior Executive Vice President and Chief Financial Officer of MBNA’s North American Operations, and prior to that he was Senior Executive Vice President and Chief Financial Officer of U.S. Credit Card. Mr. Plush serves on the board of directors of Junior Achievement of Southwest New England, Inc.

Joseph J. Savage is Executive Vice President of Webster and Executive Vice President, Commercial Banking for Webster Bank. He joined Webster in April 2002. Prior to joining Webster, Mr. Savage was Executive Vice President of the Communications and Energy Banking Group for CoBank in Denver, Colorado from 1996 to April 2002. Mr. Savage serves as a director of the Hartford Metro Alliance, the Connecticut Technology Council and the Travelers Championship Committee.

Jeffrey N. Brown is Executive Vice President and Chief Administrative Officer of Webster and Webster Bank. Mr. Brown was elected to this position in July 2007. Mr. Brown joined Webster in 1996 as Executive Vice President of Marketing and Communications for Webster Bank and assumed responsibility for strategic planning in 1997. He was elected Executive Vice President of Marketing and Communications for the Corporation in March 2004. Mr. Brown serves on the board of directors of The Bushnell, in Hartford, Connecticut.

Michelle M. Crecca is Executive Vice President, Chief Marketing Officer of Webster and Webster Bank. Ms. Crecca joined Webster and Webster Bank as Executive Vice President of Consumer Lending in September 2006, and was appointed Executive Vice President, Chief Marketing Officer in June 2008. Prior to joining Webster, Ms. Crecca was Managing Director, Retail Business for Citi Home Equity, an affiliate of

Citigroup Inc. (NYSE:C), in Stamford, Connecticut, from March 2004. Ms. Crecca serves on the board of directors of the American Heart Association of Fairfield County, Connecticut.

Scott M. McBrair served as Executive Vice President of Webster and Executive Vice President, Retail Banking of Webster Bank until January 31, 2009. Prior to joining Webster in April 2005, Mr. McBrair was employed at Chicago’s Bank One Corporation, which was acquired by JP Morgan Chase in 2004. In his most recent position with Chase, he was Executive Vice President and Region Executive and served as National Director-New Branches.

Compensation Committee Report

The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures that follow. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Corporation’s Form 10-K for its 2009 fiscal year, and the Board has approved that recommendation.

Risk Assessment Certification Pursuant to EESA.    In accordance with the Emergency Economic Stabilization Act of 2008 (the “EESA”), as amended, the Compensation Committee certifies that (1) it has reviewed with senior risk officers the compensation plans applicable to Webster’s “senior executive officers” (“SEOs”, as such term is defined pursuant to the Section 111 of the EESA) and has made reasonable efforts to ensure that such arrangements do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of Webster and Webster Bank, and (2) it has reviewed the employee compensation plans with a focus on eliminating any features of these plans that would encourage the manipulation of reported earnings of Webster and Webster Bank to enhance the compensation of any employee. For the Committee’s conclusions please refer to the Risk Assessment Report beginning on page 35 of this Proxy Statement.

Compensation Committee

Joel S. Becker (Chairman)

John J. Crawford

Karen R. Osar

Charles W. Shivery

Compensation Discussion and Analysis

Webster’s executive compensation programs have long been guided by principles requiring that total compensation be highly dependent on the Corporation’s performance and the long-term interests of shareholders.

In August 2009, the Committee and the Board approved modifications to the compensation plans of Webster’s NEOs in order to further align executive compensation with the long-term interests of shareholders while deemphasizing the importance of short-term results as a driver of incentive compensation. The Committee took these actions consistent with industry best practices, after assessing the interrelationships between incentive compensation and risk taking at the senior management level and after considering recent U.S. Treasury (“Treasury”) guidance for banks participating in the Capital Purchase Program (“CPP”). The modifications increased base salary (with all the NEOs agreeing to receive the increase in Webster stock under a Board-approved stock purchase plan), eliminated the annual cash incentive opportunity for each of the NEOs and made the amount of long-term incentive (“LTI”) variable based on the Committee’s assessment of the performance of the Corporation and the NEOs. The LTI compensation component cannot exceed one-third of total compensation and is paid in the form of restricted stock, which will vest upon the later of three years or the repayment of the Treasury’s CPP investment. As a result of these changes, Webster lowered total direct compensation (cash, stock-based salary and LTI) in 2009 for Mr. Smith by 14% as compared to 2008, a year in which Mr. Smith received no bonus. Total direct compensation in 2009 for each of the other NEOs ranged between 95% and 104% of 2008 compensation.

Objectives of Compensation Program

Webster’s compensation program for its NEOs is designed to accomplish three principal objectives. Webster believes these objectives provide a strong link between each NEO’s total earnings opportunity and Webster’s short and long-term performance. These objectives are as follows:

•

Compensation should align the NEOs’ interests with the long-term interests of the shareholders.    Webster believes that a substantial portion of the NEOs’ total compensation opportunity should be equity-based. This objective aligns NEO and shareholder interests and provides motivation for enhancing shareholder value. In support of this objective, the 2009 compensation program includes a high proportion of stock-based compensation relative to total compensation. Approximately 59% of Mr. Smith’s total compensation and 43% to 50% of the other NEOs’ total compensation package comprised of equity based awards.

•

Variable compensation should primarily serve to reward superior performance.    Webster believes variable pay helps drive business and financial performance and that linking a significant portion of compensation to results creates shareholder value. The primary variable component of compensation is LTI. The amount of LTI is variable based on the Committee’s assessment of the performance of the Corporation and the NEOs. The LTI compensation component cannot exceed one-third of total compensation due to the restrictions under the U.S Treasury guidance.

•

Total compensation opportunities should be competitive.    All elements of compensation are reviewed, both separately and in aggregate, by the Compensation Committee to ensure that the total amount of compensation is within appropriate competitive parameters based on data from independent sources and based on the Corporation and NEO performance. The program is intended to provide NEOs with a targeted compensation opportunity commensurate with persons with similar duties and responsibilities at other financial institutions with comparable performance. In determining levels of NEOs’ overall compensation, the Compensation Committee also considers the qualifications and experience of the respective officer, Webster’s size and complexity of operations and, to a certain extent, the compensation paid to other persons employed by us.

Capital Purchase Program Participation

In November 2008, Webster issued and sold Series B preferred stock and a warrant to purchase common stock for an aggregate purchase price of $400 million to Treasury under the CPP. Under the terms of the purchase agreement, for as long as Treasury holds any Webster securities acquired under the purchase agreement or the warrant, Webster must ensure that its compensation, bonus, incentive and other benefit plans, arrangements and agreements, including golden parachute and severance agreements, with respect to its Senior Executive Officers, as such term is defined in the EESA, comply with Section 111(b) of the EESA and applicable guidance and regulations promulgated by Treasury. Each such officer at the time consented to and waived any claims against Treasury or Webster with respect to any amendments or modifications to their compensation or benefits required for Webster to so comply.

Under the EESA, as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), the following restrictions and obligations will apply with respect to Webster’s NEOs for as long as Treasury holds any Webster securities acquired under the purchase agreement or the warrant (the “CPP Period”).

•

Limitation on Bonuses.    Webster cannot pay or accrue any bonus, retention award or incentive compensation (including its regular annual incentive compensation) to its NEOs, other than the payment of restricted stock that is subject to certain vesting and transferability restrictions during the CPP Period and that has a value no greater than one-third of total compensation.

•

Limited Tax Deduction for Executive Compensation.    Webster’s deduction limit for remuneration paid to the senior executive officers during any taxable year will be $500,000 instead of $1 million, and must be computed without regard to “performance-based” compensation and certain deferrals of income.

•

Clawback Provision.    Webster is required to provide for the recovery of any incentive or bonus payments paid to senior executive officers, which are based on financial criteria later proven to be materially inaccurate. Each of the senior executive officers at that time consented to and waived any claims against Treasury or Webster with respect to such amendments and modifications.

•	Prohibition on Golden Parachutes. Webster must not make certain golden parachute payments or any other severance or change in control payments to its NEOs.

•

Assuring that Compensation Programs Do Not Incentivize Unnecessary Risks.    The Compensation Committee must review Webster’s compensation programs to ensure that the compensation programs do not encourage NEOs to take unnecessary and excessive risks that may threaten Webster’s value.

Elements of Compensation

Base Salary.    Webster believes base salaries should serve the dual purpose of attracting and retaining the NEOs as well as guaranteeing them a competitive level of base compensation. No merit increases were granted to NEOs in 2009. In implementing the new compensation philosophy in 2009, base salary increases were paid in Webster stock that is not transferable until the expiration of the CPP Period.

Annual Incentive Compensation.    No NEO was eligible to be paid an annual incentive compensation award relating to 2009.

Long-Term Incentive Compensation.    Webster grants long-term equity awards to emphasize long-term results and align the NEOs’ and the shareholders’ interests. In prior years Mr. Smith’s long-term incentive compensation had a targeted value of 175% of base salary, while other NEOs’ long-term incentive compensation had a targeted value ranging from 75% to 100% of base salary, with the targeted value awarded as a mix of 50% stock options and 50% performance shares. Based on Treasury guidance, LTI awards are limited to restricted stock and cannot exceed one-third of total compensation. LTI awards vest upon the later of three years from the date of grant or the end of the CPP Period.

The Compensation Committee reviewed LTI recommendations for the NEOs at its December meeting and determined that restricted stock grants be made at 90% of the reduced targets set in August. In determining the grants in December, the Committee was guided by Webster’s compensation philosophy, its financial performance, its progress toward achieving strategic objectives, the performance of the NEOs and their compensation compared with the market, as well as the need to attract and retain high quality executives in part through the use of long-term incentives.

In considering LTI awards, the Compensation Committee noted that the Corporation reported a net loss available to common shareholders of $85.3 million (after tax) or ($2.14) net loss per diluted share, which was almost entirely due to higher credit losses and related expenses. The Compensation Committee also considered Webster’s success in achieving its 2009 strategic initiatives, as follows.

Strategic Initiative and Primary Objective	Outcome and Major Accomplishments
Capital Management – The Corporation committed to pursue opportunities to increase common equity in 2009 with the objective of meeting its internal target.

Webster raised $312 million of common equity with minimal dilution to tangible book value through the Warburg Pincus private equity investment, the Trust Preferred to Common Stock Exchange and the Convertible Preferred to Common Stock Exchange.

The Warburg Pincus investment and the exchange offers combined benefited the Tier 1 Common to Risk Weighted Asset ratio by 230 basis points.

Webster’s tangible common equity ratio improved 156 basis points or 38% during 2009, from 4.08% to 5.64%. All regulatory capital levels remained significantly above the “well capitalized” threshold.

Credit Risk Management – Strengthen Credit Risk Management by modifying the organizational structure, improving credit processes and enhancing management information systems.

Webster’s organizational structure was strengthened with the centralization of underwriting, the build-out of Webster’s loan review organization/process, improved consumer default/customer assistance, and enhanced special assets staffing.

Webster refined the allowance for loan loss methodology through better segmentation, enhancing charge-off forecasting and reserve positioning management.

Webster made significant progress in centralizing and standardizing credit reporting.

Accelerating Deposit Growth – Create a “Deposits First” mentality in 2009 to increase deposit levels by $1 billion by June 2010, improve the bank’s liquidity position and enable deposit-funded loan growth.

Webster strengthened its liquidity position with strong deposit growth from all channels.

Webster improved the loan to deposit ratio from 103% to 81% as a result of approximately $1.7 billion in deposit growth over the past year (approximately 15%).

Webster increased the core deposit ratio from 59% to 71%.

Webster improved market share in Connecticut by 11 basis points to 12.53%.

Cross Sell – Increase customer relationship value through improvements in customer profitability and retention and to contribute to the overall $1 billion deposit acceleration goal.	Webster invested in infrastructure projects to strengthen and deepen Webster’s ability to manage customer relationships through investments in a marketing database, a behavioral segmentation plan, a system to manage offers to online customers and a performance management process utilizing dashboards and ongoing trigger-based programs. Through these efforts, Webster increased the overall effectiveness of its direct response marketing while decreasing average marketing costs per account.

OneWebster – Focus on earnings optimization. Implement in 2009, ideas with $44 million in annualized run rate improvement. The goal for the total project is $66.5 million.	Over 800 ideas were implemented through 2009, with annualized benefits of $44 million in expense savings or revenue enhancements, bringing the total annualized value of ideas implemented to date to $74 million.

Strategic Initiative and Primary Objective	Outcome and Major Accomplishments

Regional Expansion – Webster’s vision to be “New England’s Bank” requires an increased presence in Boston and Providence.

In December, Webster opened its Boston flagship regional center in Boston’s financial district and upgraded its regional headquarters to a premier location in the Providence financial district.

Webster recruited 14 seasoned bankers with demonstrated success in the Middle Market Bank, Business & Professional Banking, Government Finance and Retail sectors.

Employee Engagement and Culture – Launch the We in Webster program to measure and drive employee engagement given Webster’s belief in the principle that highly engaged employees will raise the emotional attachment of our customers, build loyalty, deepen relationships and drive profitability.

Despite the struggling economy, Webster surveyed its employees and found morale and satisfaction levels remained above the industry comparison data provided by the firm Sirota Survey Intelligence.

Over 2,000 employees (approximately 66% of the employee population) participated in internal training on Webster’s culture and engagement program.

Webster increased the focus on its heritage and culture in all HR initiatives, including recruiting, rewards and recognition and training and management development.

The Compensation Committee evaluated the performance of the Chief Executive Officer and considered the CEO’s evaluation of the other NEOs. Though the Corporation did not meet financial expectations in 2009, the Committee noted Webster’s progress and success in achieving strategic objectives, in particular with regard to capital and liquidity management, deposit growth, expense control and credit risk management. Regarding the evaluation of the NEOs’ progress in achieving these strategic objectives and their individual 2009 performance objectives, and based on an assessment of their leadership qualities and adherence to Webster’s values, all received performance ratings of “Met Expectations” or higher.

Based on these criteria, the Compensation Committee determined that the LTI award for the CEO should be granted at 90% of the revised 2009 target, and approved the CEO’s recommendation that each of the NEOs should be granted an LTI award at 90% of the 2009 target.

Performance Shares.    Between 2004 and 2008, Webster has granted performance shares to certain executive officers based on performance criteria over a three-year performance period. This has allowed Webster to reinforce its primary objective of tying compensation to shareholders’ interests. Performance shares granted to Mr. Smith in 2004 and 2005 and to Messrs. Smith and Plush in 2006 were forfeited due to failure to achieve the threshold. Performance shares granted in 2007 and 2008 remain outstanding and are tied to Webster’s total shareholder return versus the companies in the KBW Regional Banking Index (“KRX”). The total shareholder return measure was selected because it best reflects the relative return that an investment in Webster provides to its shareholders. This group of companies was chosen because it represents a stable mix of the size and type of financial institutions that best compare with Webster. In addition, a list of these companies is readily available in a published index and it represents a large enough group to be relevant over the three-year measurement period.

Performance shares were not granted to NEOs in 2009.

Forfeiture of Performance shares.    Performance shares that were granted in 2006 to Messrs. Smith and Plush in the targeted amounts of $765,852 and $205,931, respectively, were forfeited in 2009 because the threshold performance level was not achieved.

Performance shares that were granted to Mr. Smith in 2004 and 2005 in the targeted amounts of $405,100 and $598,385, respectively, were forfeited previously because the threshold performance level was not achieved.

Executive Stock Ownership.    Webster believes stock ownership by management is beneficial in aligning the interests of management and shareholders. Executive Stock Ownership Guidelines are established to enhance shareholder value and focus each executive’s attention on the long-term success of the Corporation. Webster adopted formal stock ownership guidelines for all of the executive officers, including the NEOs, in 2004 as shown below:

Name	Multiple of Base Cash Salary	Value of Multiple ($)
James C. Smith	5X	4,399,000

Gerald P. Plush	3X	1,500,000

Joseph J. Savage	3X	991,500

Jeffrey N. Brown	3X	972,000

Michelle M. Crecca	2X	500,000

Once achieved, ownership of the guideline amount must be maintained for as long as the executive is subject to the stock ownership guidelines. Even if stock ownership guidelines have been achieved, NEOs are required to continue to hold all net vested restricted stock and performance shares and net shares of common stock delivered after exercising stock options for a minimum of one year. NEOs who do not meet the guidelines further agree to hold common stock received through long-term incentive awards until they achieve their respective ownership thresholds. As of December 31, 2009, Messrs. Smith and Savage met the stock ownership guidelines. The Compensation Committee believes the other NEOs are making satisfactory progress toward these goals.

Competitive Peer Group Review

Webster uses a peer group for the following purpose and reason:

Peer Group	How does Webster use this group?	Why does Webster use this group?
Compensation Peer Group (“CPG”)	Used for the review of compensation of Webster’s NEOs relative to comparable positions in the proxies of the peer companies. This review is typically done annually. Proxy information is also supplemented with available market survey data.	Group of 10 - 15 financial institutions similar to Webster in size and business lines.

Webster’s Compensation Committee annually reviews and makes recommendations to the Board of Directors with respect to Mr. Smith’s compensation and acts on compensation paid to the other NEOs. For 2009, the Compensation Committee used the compensation data from the CPG and survey data presented to them by Hewitt Associates (“Hewitt”), the Committee’s consultants, for the NEOs.

The companies in the CPG peer group are:

Associated Banc-Corp Astoria Financial Corporation BancorpSouth, Inc. BOK Financial Corporation The Colonial BancGroup, (subsequently acquired) Commerce Bancshares, Inc. Cullen/Frost Bankers, Inc.

First Horizon National Corporation

Fulton Financial Corporation

New York Community Bancorp, Inc.

People’s United Financial, Inc.

South Financial Group, Inc.

TCF Financial Corporation

Valley National Bancorp

The Compensation Committee supplemented the compensation data from the peer group with survey data as the information publicly available in the proxy statements of the peer group companies was not always sufficient for comparing executive compensation other than for the Chief Executive Officer and Chief Financial Officer. The supplemental data included information from comparably sized companies in the finance/banking industry and came from the following surveys:

•	2008 Hewitt Total Compensation Measurement Database of commercial banking companies with assets regressed to $17.6 billion.

•	2008 Towers Perrin U.S. CDB Financial Services Executive Database of commercial banks with assets most closely approximating Webster’s size.

The Compensation Committee did not seek to maintain any direct relationship between the compensation paid to the NEOs and the peer group data or the survey results. While the Committee reviewed data covering both total compensation and the individual components of compensation, the Committee focused on total compensation in making decisions. Consistent with the objectives of Webster’s compensation program, the Committee used the data solely as input for the Committee’s analysis and to obtain a general understanding of current compensation practices, rather than strict rules for establishing compensation. The Committee reviewed the total compensation of the NEOs relative to the total compensation of the peer group and survey data, with individual variations based on job scope, tenure, retention risk, and other factors relevant to the Committee. As described in detail above, a large portion of pay is tied to financial performance and other goals believed to be related to increasing shareholder value over the long term. Consequently, actual compensation received varies from targeted compensation.

Role of Compensation Consultant

In carrying out its responsibilities, the Compensation Committee engages an outside compensation consultant to offer market perspectives on annual pay, current executive compensation trends and compensation programs currently in place at Webster. The Committee has the authority to hire and terminate the consultant and determine the nature and scope of the consultant’s assignments. During 2009, the Committee engaged Hewitt as outside compensation consultant. At the direction of the Compensation Committee, Hewitt reviewed management’s proposals to the Committee regarding executive compensation programs and arrangements, including compliance with the U.S. Treasury’s Interim Final Rules for compensation, annual incentive and long-term incentive programs. Hewitt also reviewed the competitive landscape for the Committee. The Committee weighs the consultant’s perspective as part of its decision making process. The Committee communicates compensation decisions directly to management. Hewitt did not determine the amount or form of compensation paid to Webster’s executive officers or directors during 2009.

Retirement Plans

Pension Plan.    Webster Bank maintains a frozen defined benefit pension plan for eligible employees, including the NEOs. Webster stopped benefit accruals under the plan for all employees, including accruals under a non-qualified supplemental defined benefit plan (as discussed below) available to the NEOs, after December 31, 2007. The Pension Benefits section of this Proxy Statement details pension benefits for the NEOs.

401(k) Plan.    Webster Bank maintains a defined contribution 401(k) plan for eligible employees, including the NEOs. All participants in the plan, including each of the NEOs, are eligible to make pre-tax contributions from 1% to 25% of their pay, up to IRC limits ($16,500 in 2009). Prior to March 1, 2009, the Bank matched the employee’s contribution on a dollar for dollar basis for the first 2% of pay the employee contributes, and fifty cents on the dollar for the next 4% of pay the employee contributes. Webster also made an automatic contribution of 2% of pay to all plan participants including NEOs. On March 1, 2009, Webster Bank suspended the automatic 2% contribution and began matching the employee’s contributions on a dollar for dollar basis for the first 5% of pay the employee contributes. In addition, Webster provides transition credits ranging from 1% to 6% of pay for those employees including NEOs who were hired before January 1, 2007 and age 35 or older on January 1, 2008. The purpose of these contributions and credits is to help offset the impact of freezing the pension plan. A two-year vesting schedule applies to all Webster contributions. Under Internal Revenue Code (“IRC”) limits, annual compensation in excess of $245,000 in 2009 may not be taken into account for determining benefits or contributions under the qualified plan. Employees who are age 50 or older by the last day of the year may contribute an additional $5,500 to the plan.

Supplemental Defined Benefit Plan.    Webster Bank maintains a frozen non-qualified supplemental defined benefit plan for certain executives, including NEOs who were participants in the pension plan. The purpose of the plan was to provide these individuals with supplemental pension benefits in excess of IRC limits for tax qualified pension plans. The plan was frozen as of December 31, 2007. Thus, service and compensation after this date are not used in calculating a named executive officer’s benefit from the plan.

Supplemental Defined Contribution Plan.    Webster Bank maintains a non-qualified supplemental defined contribution plan for certain executives, including the NEOs. This plan provides each NEO with an allocation to their supplemental 401(k) account equal to the additional match, automatic 2% and transition credit contributions that would have been received by the officer in the qualified 401(k) plan if there were no IRC compensation or deferral limits. In addition, Mr. Smith and Mr. Plush receive an additional supplemental transition credit allocation equal to 25.5% and 10.0% of compensation, respectively. The purpose of the additional supplemental allocation is to help offset the impact of freezing the supplemental defined benefit plan.

The March 1, 2009 changes to the 401(k) Plan referenced above will also apply to the Supplemental Defined Contribution Plan, but not to the supplemental transition credits for Messrs. Smith and Plush.

Non-Qualified Deferred Compensation Plan.    The executive officers, including each of the NEOs, are eligible to participate in a voluntary non-qualified deferred compensation plan. The plan allows employees at the senior vice president level and above to defer a portion of their compensation because of the statutory limits under the qualified plan. This is a cost-effective method of offering a market-competitive benefit to the NEOs.

Employment Agreements.    The NEOs do not have employment agreements, however Messrs. Smith, Plush, Savage and Brown are subject to non-competition agreements.

Other Executive Benefits.    Webster offers a limited number of benefits to the NEOs and other executives in addition to the broad-based employee benefits program. Each benefit supports a specific objective, but falls within the overall purpose of recognizing leadership responsibility and contributions to the Corporation’s goals. Management regularly reviews the benefits with the Compensation Committee for consistency with our organizational culture and market practices. These benefits are described in footnote 6 following the Summary Compensation Table.

Post-Termination Arrangements.    Webster had change in control agreements in effect with its NEOs for some time. Webster’s change in control practices were designed to retain the NEOs during rumored and actual change in control activity. During these times, continuity is a key factor in preserving the value of the business. Webster also provided other termination benefits designed to facilitate changes in key executives as needed. The amounts payable, triggering events and other terms of Webster’s change in control and other termination arrangements are set at the time of hiring by the Committee generally based on Corporation policy and competitive market information. These arrangements were identical for all of the NEOs.

As a result of Webster’s participation in the CPP and in accordance with the Interim Final Rules, Webster adopted an omnibus resolution that amended the benefits plans and agreements in which any of the NEOs could receive payments upon termination or change in control. The amendments cover the period required by Section 111(b) of the EESA and applicable guidelines and regulations that prohibit any “golden parachute payment” as defined under Section 280G of the IRC. For this purpose, “golden parachute payment” is defined generally to mean any payment made on account of the executive’s departure. Accordingly, Webster has suspended all such arrangements until the Corporation is no longer subject to the CPP and the Interim Final Rules.

Policy on Internal Revenue Code Section 162(m)

As a result of Webster’s participation in the CPP, for as long as Treasury holds any Webster securities acquired under the purchase agreement or the warrant, the deduction limit for remuneration paid to the senior executive officers during any taxable year will be $500,000 instead of $1 million, and must be computed without regard to “performance-based” compensation and certain deferrals of income. As a result, Webster expects to have non-deductible compensation arising from amounts paid to its NEOs.

COMPENSATION OF EXECUTIVE OFFICERS

The following tables contain certain compensation information for the Chief Executive Officer, Chief Financial Officer, the three other most highly compensated executive officers who were serving as executive officers on December 31, 2009 and one additional individual who would have been one of such other three most highly compensated executive officers but for the fact that he was not an executive officer of Webster at the end of 2009 (the “NEOs”):

Summary Compensation Table

Salary, bonus, incentive payments and other compensation amounts to Webster’s NEOs are summarized in the following table. Some of the amounts below represent the opportunity to earn future compensation under performance-based compensation incentives that may be forfeited based on future performance vesting. As a result of mixing compensation paid and contingent compensation, the total shown in the Summary Compensation Table includes amounts that the named executives may never receive.

The increase in Total Compensation for Mr. Smith is due solely to an increase in the pension values. The pension values went up in 2009 primarily because of a decrease in interest rates, and not due to any increase in the benefit levels.

Referring to the Summary Compensation Table below, Mr. Smith received no short-term annual cash incentive compensation in 2007, 2008 and 2009 and forfeited the three-year performance share grants that would have vested in 2007, 2008 and 2009. Messrs. Plush, Savage and Brown received no short-term annual cash incentive compensation in 2008 and 2009, and Mr. Plush forfeited the three-year performance share grants that would have vested in 2009.

Name and Principal Position	Year	Salary ($)[1]		Bonus ($)	Stock Awards ($)[2]	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)[4]	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)[5]	All Other Compensation ($)[6]	Total ($)
James C. Smith Chairman, President, Chief Executive Officer and Director	2009 2008 2007	1,335,800 879,800 879,800		— — —	827,598 900,650 778,863	— 730,109 677,414	— — —	797,791 306,800 360,800	516,654 347,449 93,389	3,477,843 3,164,808 2,780,266

Gerald P. Plush Senior Executive Vice President and Chief Financial Officer/Chief Risk Officer	2009 2008 2007	651,000 433,019 420,000	[7]	— — 235,200	354,352 292,491 212,472	— 237,104 182,064	— — —	2,141 3,200 19,900	142,533 236,421 111,000	1,150,026 1,202,235 1,180,636

Joseph J. Savage Executive Vice President, Commercial Banking	2009 2008 2007	406,000 330,500 320,900		— — 43,803	208,428 144,995 121,753	— 117,542 104,330	— — 108,318	47,009 20,200 34,400	64,545 69,915 37,365	725,982 683,152 770,869

Jeffrey N. Brown Executive Vice President and Chief Administrative Officer	2009 2008 2007	401,000 324,000 285,889	[8]	— — —	204,118 142,143 113,835	— 115,233 97,536	— — 142,034	40,753 32,300 20,500	60,474 63,263 34,994	706,345 676,939 692,788

Michelle M. Crecca Executive Vice President, Chief Marketing Officer	2009 2008 2007	294,400 244,692 232,900		— — 120,526	147,102 91,263 57,088	— 73,977 50,478	— 56,512 —	17,778 1,767 10,100	37,736 37,566 31,145	497,016 505,777 502,237

Scott M. McBrair Former Executive Vice President, Retail Banking	2009 2008 2007	122,031 330,500 320,900		71,608 107,413 43,803	— 144,995 117,979	— 90,952 91,246	— — 117,329	10,527 7,200 27,500	450,452 66,079 37,430	654,618 747,139 756,187

[1]

For 2009, salary was paid to the NEOs in both cash and common stock, as follows: Mr. Smith: $879,800 and $456,000, respectively; Mr. Plush: $500,000 and $151,000 respectively; Mr. Savage: $330,500 and $75,500, respectively; Mr. Brown: $324,000 and $77,000, respectively; and Ms. Crecca: $250,000 and $44,400, respectively.

[2]

Amounts shown in this column are based on the grant date value related to restricted stock awards made in 2009 and to restricted stock and performance shares in prior years, in accordance with FASB ASC Topic 718 (formerly FAS 123R). Webster uses three-year cliff vesting for most annual restricted stock grants awarded since 2005. In prior years, the annual restricted stock awards vested at the rate of 50% after the third anniversary and the remaining 50% after the fifth anniversary.

[3]

Amounts shown in this column are based on the grant date value related to stock option awards made in prior years in accordance with FASB ASC Topic 718 (formerly FAS 123R). Webster uses a four-year ratable vesting requirement for most stock option awards.

[4]	Amounts in this column represent cash awards paid under the performance-based annual incentive plan.

[5]

The Bank maintains both a frozen tax-qualified pension plan and a frozen non-qualified supplemental defined benefit plan. These are described more fully in the Pension Benefits section of this Proxy Statement. Benefit accruals for service and compensation were frozen after December 31, 2007. The change in pension value in 2009 is primarily due to the effect of interest growth resulting from the one-year passage of time and changes in assumptions used for valuation. The amounts in this column reflect the increase in the actuarial present value of the NEOs’ benefits under both plans determined using interest rate and mortality assumptions consistent with those used in the Corporation’s financial statements. Specifically, the assumptions used to value the accumulated benefits are as follows: at December 31, 2009 consisted of a 5.95% interest rate for the qualified plan versus 6.00% in 2008, a 5.75% interest rate for the non-qualified supplemental plan versus 6.40% in 2008, and the RP2000 mortality table projected to 2015, blending mortality rates for employees and annuitants (hereafter, the “RP2000 Mortality Table”). The changes in pension value in 2009 under the tax-qualified pension plan and non-qualified pension plan for each of the NEOs were as follows:

Name	Change in Qualified Pension Value ($)	Change in Non- Qualified Pension Value ($)	Change in Market Value of Deferred Compensation ($)	Change in Market Value of Supplemental Defined Contribution Plan ($)	Total ($)
James C. Smith	59,700	636,800	1,164	100,127	797,791
Gerald P. Plush	1,700	—	—	441	2,141
Joseph J. Savage	9,000	18,600	—	19,409	47,009
Jeffrey N. Brown	14,600	25,900	—	253	40,753
Michelle M. Crecca	600	1,300	15,833	45	17,778
Scott M. McBrair	—	—	—	10,527	10,527

[6]

All Other Compensation includes, for all NEOs except Mr. McBrair, amounts contributed or allocated, as the case may be, to the 401(k) plan (excluding the executive officer’s contributions to the qualified 401(k) plan), the non-qualified supplemental defined contribution plan, a car allowance, a premium on a term life insurance policy and costs for a home security system. For Mr. McBrair, this amount includes amounts contributed or allocated, as the case may be, to the 401(k) plan (excluding the executive officer’s contributions to the qualified 401(k) plan), a car allowance and taxable fringe expenses that include the contractual amounts of one year’s salary as severance plus cash considerations in lieu of benefits forfeited. All Other Compensation items in the Summary Compensation Table also include the following amounts:

Name	401(k) Plan ($)	Supplemental Defined Contribution Plan ($)
James C. Smith	24,712	464,208

Gerald P. Plush	22,547	101,912

Joseph J. Savage	27,559	17,610

Jeffrey N. Brown	25,089	15,510

Michelle M. Crecca	14,966	6,473

Scott M. McBrair	14.063	—

[7]	The annual salary paid to Mr. Plush from January 1 through December 15, 2008 was $432,500 and thereafter $500,000.

[8]	The annual salary paid to Mr. Brown from January 1 through June 30, 2007 was $273,200 and thereafter $300,000.

Grants of Plan-Based Awards

The following table sets forth all non-equity incentive plan and equity incentive plan awards made to the NEOs during the fiscal year ended December 31, 2009.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards ($)[1]
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James C. Smith	12/23/2009							67,394			12.28	827,598
Gerald P. Plush	12/23/2009							28,856			12.28	354,352
Joseph J. Savage	12/23/2009							16,973			12.28	208,428
Jeffrey N. Brown	12/23/2009							16,622			12.28	204,118
Michelle M. Crecca	12/23/2009							11,979			12.28	147,102
Scott M. McBrair								—			—	—
[1]	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718 (formerly FAS 123R), of restricted stock granted in 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding option awards and unvested stock awards held by Webster’s NEOs as of December 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[2]
James C. Smith	61,975 185,950 61,975 62,525 65,728 60,707 47,182 48,362 53,099 53,418	16,121 53,100 160,256		22.8100 22.8100 29.8400 34.6000 45.5500 49.6200 47.4000 48.8800 32.0300 12.8500	10/23/2010 10/23/2010 12/17/2011 12/16/2012 12/15/2013 12/20/2014 12/20/2015 12/19/2016 12/18/2017 12/16/2018	67,394	[5]	799,967	23,215 56,538	[3] [4]	275,562 671,106
Gerald P. Plush	7,959 13,005 14,485 17,347	2,653 4,335 14,485 52,044		47.8100 48.8800 32.0300 12.8500	07/05/2016 12/19/2016 12/18/2017 12/16/2018	28,856	[5]	342,521	6,333 18,361	[3] [4]	75,173 217,945
Joseph J. Savage	9,375 12,121 11,004 10,165 8,131 7,559 8,300 8,600	2,520 8,301 25,800		38.1700 34.6000 45.5500 49.6200 47.4000 48.8800 32.0300 12.8500	04/24/2012 12/16/2012 12/15/2013 12/20/2014 12/20/2015 12/19/2016 12/18/2017 12/16/2018	16,973	[5]	201,470	3,629 9,102	[3] [4]	43,872 108,041
Jeffrey N. Brown	5,825 5,825 7,677 6,972 6,749 6,032 5,150 975 7,760 8,431	1,717 325 7,760 25,293		22.8100 29.8400 34.6000 45.5500 49.6200 47.4000 48.8800 48.8800 32.0300 12.8500	10/23/2010 12/17/2011 12/16/2012 12/15/2013 12/20/2014 12/20/2015 12/19/2016 12/19/2016 12/18/2017 12/16/2018	16,622	[5]	197,303	3,393 8,923	[3] [4]	40,275 105,916
Michelle M. Crecca	3,657 4,016 5,412	1,220 4,016 16,238		48.8800 32.0300 12.8500	12/19/2016 12/18/2017 12/16/2018	1,756 11,979	[6] [5]	20,844 142,191	5,729	[4]	68,003
Scott M. McBrair	—	—		—	—	—		—	—		—

[1]	The remaining vesting dates of each option is listed in the table below by expiration date:

Table of Option Vesting Dates

EXPIRATION DATE	VESTING DATE 1	VESTING DATE 2	VESTING DATE 3
07/05/2016	07/05/2010
12/19/2016	12/19/2010
12/18/2017	12/18/2010	12/18/2011
12/16/2018	12/16/2010	12/16/2011	12/16/2012

[2]	Market value calculated by multiplying the closing market price of Webster’s Common Stock on December 31, 2009, or $11.87, by the number of shares of stock.

[3]	The number of shares to be awarded will be determined based on achievement of the performance criteria after the close of fiscal year 2010.

[4]	The number of shares to be awarded will be determined based on achievement of the performance criteria after the close of fiscal year 2011.

[5]	The restricted stock award will vest and be transferable upon the later of December 23, 2012, the third anniversary of the date of grant, or the repayment of the Treasury’s CPP investment.

[6]	The restricted stock award will vest on December 18, 2010, the third anniversary of the date of grant.

Option Exercises and Stock Vested

The following table sets forth information with respect to each of the named executive officer’s exercise of stock options and the vesting of stock during the fiscal year ended December 31, 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
James C. Smith	—	—	—	—
Gerald P. Plush	—	—	2,876	21,800
Joseph J. Savage	—	—	3,133	37,596
Jeffrey N. Brown	—	—	2,438	29,256
Michelle M. Crecca	—	—	1,873	22,614
Scott M. McBrair	—	—	3,754	19,896

[1]	Value realized calculated based on the difference between the market price of Webster’s Common Stock on the date of exercise and the exercise price.

[2]	Value realized calculated by multiplying the number of shares vesting by the market price of Webster’s Common Stock on the vesting date.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under both the frozen pension plan and the frozen supplemental defined benefit plan as of December 31, 2009. The accumulated benefit value is based upon the benefit that is payable at the executives’ Normal Retirement Age (65) and payable in the normal annuity form (life annuity with no death benefit).

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

James C. Smith	Webster Bank Pension Plan	30.0	923,300	0

	Supplemental Defined Benefit Plan for Executive Officers	32.3	4,888,500	0

Gerald P. Plush	Webster Bank Pension Plan	2.0	24,800	0

	Supplemental Defined Benefit Plan for Executive Officers	2.0	0	0

Joseph J. Savage	Webster Bank Pension Plan	6.0	136,000	0

	Supplemental Defined Benefit Plan for Executive Officers	6.0	126,300	0

Jeffrey N. Brown	Webster Bank Pension Plan	12.0	213,600	0

	Supplemental Defined Benefit Plan for Executive Officers	12.0	148,900	0

Michelle M. Crecca	Webster Bank Pension Plan	1.0	7,900	0

	Supplemental Defined Benefit Plan for Executive Officers	1.0	5,600	0

Scott M. McBrair	Webster Bank Pension Plan	3.0	0	0

	Supplemental Defined Benefit Plan for Executive Officers	3.0	0	0

Webster Bank maintains a frozen pension plan for eligible employees of Webster Bank and affiliated companies that have adopted the plan. Pension benefits in the pension plan were frozen as of December 31, 2007. Thus, service and compensation after this date will not be used in calculating a benefit from this plan.

The pension plan is a qualified plan under the IRC and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees hired before January 1, 2007 were eligible to participate in the pension plan upon attaining age 21 and completing one year of service.

Benefits under the pension plan are funded solely by contributions made by Webster Bank. Under the pension plan’s benefit formula, a participant’s monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted through August 31, 1996 to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant’s monthly compensation for each year of credited service beginning on or after January 1, 1987 through August 31, 2004, plus (c) the sum of 1.25% of the participant’s monthly compensation if the participant has less than 10 years of credited service at the beginning of the year, or 1.50% of the participant’s monthly compensation if the participant has 10 or more years of credited service at the beginning of the year, for each year of credited service beginning on or after September 1, 2004 through December 31, 2007. In general, benefits may not be based on more than 30 years of credited service. The normal form of benefit is a life annuity for the participant’s lifetime. A pension plan participant becomes 100% vested in the benefits under the pension plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant’s early retirement date (age 55), normal retirement date (age 65), deferred retirement date or death. Benefits payable at early retirement date are reduced 1/15th each year for the first five years and 1/30th each year for the next five years before normal retirement date. Messrs. Smith and Savage are eligible for early retirement benefits. Participants may elect to receive their benefits in one of several optional forms, including a lump sum or periodic payments during the participant’s lifetime or during the lifetime of the participant and his or her surviving spouse or designated beneficiary. The lump sum option has been eliminated for benefits earned after January 26, 1998.

Webster Bank also maintains a frozen non-qualified supplemental defined benefit plan for executive officers. As with the qualified pension plan, pension benefits in the non-qualified supplemental defined benefit plan were frozen as of December 31, 2007. Thus, service and compensation after this date will not be used in calculating an executive’s benefit from this plan.

The frozen supplemental defined benefit plan provides supplemental pension benefits that are not available under the pension plan because annual compensation in excess of $245,000 in 2009 (subject to cost of living increases) may not be used in the calculation of retirement benefits under the IRC and because annual pension benefits are subject to a maximum of $195,000 in 2009 (subject to cost of living increases). Annual compensation for both the qualified pension plan and the supplemental defined benefit plan is defined as base pay, overtime, commissions, and bonuses (including bonuses for which the participant has deferred to a future year).

In place of the pension formula in the supplemental plan, Mr. Smith receives a benefit at age 65 equal to 60% of the average of the highest compensation during five consecutive calendar years, reduced by benefits from the pension plan and Social Security. The 60% is prorated based upon service at the time the benefits were frozen to service at age 65. The benefit is also reduced in the event of retirement before age 65 in the same manner as the pension plan. Benefits under the supplemental defined benefit plan are payable in monthly installments or a lump sum. The assumptions used to determine the present value of the accumulated benefits for purposes of the Pension Benefits table consisted of a 5.95% interest rate for the qualified plan, a 5.75% interest rate for the non-qualified supplemental defined benefit plan, and the RP2000 Mortality Table.

Non-Qualified Deferred Compensation

The following table shows the contributions to, the earnings of, and the distributions from each NEO’s account under Webster’s non-qualified deferred compensation plans for the fiscal year ended December 31, 2009.

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)[1]	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
James C. Smith	—	464,208	60,922	—	1,284,970

Gerald P. Plush	—	101,912	441	—	281,484

Joseph J. Savage	—	17,610	19,409	—	98,095

Jeffrey N. Brown	—	15,510	253	—	121,241

Michelle M. Crecca	28,256	6,473	15,878	—	69,485

Scott M. McBrair	—	—	10,527	(59,085)	—

1	The amounts in this column are reported as supplemental defined contribution plan contributions in “All Other Compensation” in the Summary Compensation Table on page 27 of this Proxy Statement.

2	The amounts in this column show the investment gain or loss for each NEO during 2009, based on the investment choices selected by each NEO.

Deferred Compensation

Executive officers are eligible to participate in a voluntary non-qualified deferred compensation plan. Under the terms of the plan, executive officer participants may elect to defer up to 25% of their base pay and up to 100% of their bonuses. Ms. Crecca is the only NEO who contributed to the non-qualified deferred compensation plan in 2009. All deferred compensation accounts are payable upon death, disability, termination of service or a specified date after the year of deferral. Distribution elections may be paid in a lump sum or in ten annual installments, except in the case of disability, where lump sum distribution is required.

Potential Payments on Termination or Change in Control

Change in control provisions benefit Webster’s shareholders by assisting with retention of executives during rumored and actual change in control activity when continuity is a key factor in preserving the value of the business. Other termination benefits are provided based on the time needed by executives of that level to find new employment and to facilitate changes in key executives as needed.

As a participant in the CPP, Webster is prohibited from making any “golden parachute payments” or any other severance payments to the NEOs, as discussed in the Compensation Discussion and Analysis. Under the EESA as originally enacted, the term “golden parachute payment” refers to amounts paid to a NEO that exceed 3 times the executive’s preceding 5-year average W-2 income. The NEOs’ change in control agreements have been amended to include this limitation. With the enactment of the ARRA on February 17, 2009, the term “golden parachute payment” has been amended to mean any payment on account of the employee’s departure from the employer, and, thus, the amendment completely prohibits the payment of severance, whether or not in a change in control situation. As a result, Webster’s change in control agreements have been suspended until the Corporation is no longer subject to the CPP and the Interim Final Rules. For a description of the termination and change in control benefits of Webster’s NEOs prior to 2009, please refer to the 2008 fiscal year proxy statement.

Former Executive

Scott M. McBrair. Effective January 31, 2009, Mr. McBrair resigned from all positions held with Webster and agreed to serve as a consultant until April 30, 2009. Webster entered into an employment separation agreement with Mr. McBrair in January 2009 and as part of his negotiated separation agreement Mr. McBrair received a negotiated payment of $107,413, which amounted to 50% of his 2008 annual incentive target, and he received his weekly salary and continued to participate in certain benefit programs until April 30, 2009.

Mr. McBrair also was entitled to the following severance payments and benefits:

•	a payment equal to Mr. McBrair’s current annual base salary of $330,500, plus unused 2009 paid time off, not to exceed nine days;

•

a payment equal to $71,608 representing Mr. McBrair’s pro rata target annual bonus for 2009, plus an additional amount equal to a pro rata portion of performance-based stock awarded in 2007 multiplied by the closing price of Webster common stock on April 30, 2009, and unvested restricted stock (after taking into account the pro rata vesting described below); and

•	continued group health insurance coverage, for the period beginning May 1, 2009 and ending April 30, 2010, on the same terms and conditions as if he were an active employee.

With respect to Mr. McBrair’s outstanding equity incentive awards, any eligible unvested restricted stock and employee stock options will vest on a pro rata basis. Mr. McBrair is also entitled to receive certain relocation and outplacement benefits (including legal fees) and benefits accrued under the Webster Bank Pension Plan and Webster Bank Supplemental Executive Retirement Plan.

In consideration for the payments and services described above, Mr. McBrair agreed to execute a general release of claims at the time of his termination of employment.

Summary of Severance Payments and Benefits.    The following table summarizes the payments and benefits made to Mr. McBrair:

Name	Severance Amount ($)		Pension Benefit ($)	Early Vesting of Stock Options ($)		Vesting of Restricted Stock ($)	Other ($)
Scott M. McBrair	424,111	[1]	78,200	44,566	[2]	(10,263)[2]	91,957	[3]

[1]	Includes a calculation of the value of the pro rata portion of performance-based stock awarded in 2007 and the value of unvested restricted stock, using an assumed price of $4.03 per share.

[2]	Additional expense to the Corporation due to early vesting.

[3]	Includes health care benefit, relocation and outplacement benefit, and legal fees in connection with the negotiation of his separation agreement.

Risk Assessment Report

In accordance with the Interim Final Rules, the Committee has discussed, evaluated and reviewed with senior risk officers, including receiving the report of the Chief Risk Officer, each compensation program applicable to Webster’s SEOs and other employees. The Committee has concluded that, by design, Webster’s compensation programs do not incentivize excessive risk taking by SEOs or encourage the manipulation of earnings by employees in order to enhance the compensation of any employee. In addition, the following agreements and organizational structure restrain risk taking to reasonable levels and discourage the manipulation of earnings with respect to Webster’s compensation programs:

•

The “clawback” feature applicable to SEOs and other restricted employees supports the accuracy of Webster’s financial statements and encourages the executives to focus on maintaining accurate books and records and on complying with relevant accounting policies. All bonus and incentive compensation for executives is subject to an even more meaningful “clawback” provision than had previously been in place. Under the new “clawback,” any bonus or incentive compensation for executives is subject to recovery by Webster if such compensation is based on statements of earnings, gains or other criteria that are later shown to be materially inaccurate, without regard to whether the inaccuracy arose from any misconduct.

•

The vesting elements of the equity awards align the interests of the officers with the long-term health of the Corporation, the quality of earnings, the interests of shareholders, and the interests of the U.S. government.

•	The mix of cash and equity awards provided an appropriate balance between short-term and long-term risk and reward decisions.

•

Strong governance structure, which includes key elements such as a code of conduct policy, various risk management and board committees and a new activity process with embedded risk controls and executive approvals.

•	Risk function reports outside of the lines of business and the pay of risk managers is not determined by the businesses they evaluate.

•	Stock ownership requirements that align senior officers with the interests of the shareholders.

•	Inherent risk of loan growth is mitigated by strong internal credit and quality controls.

•	Shared accountability for incentive design, budget and payout with strong oversight by the Human Resources Committee and the Compensation Committee.

•	Previously granted performance shares are forfeited if threshold performance is not achieved.

The Committee concluded that the design of the compensation structure for Webster’s employees does not encourage those individuals to take unnecessary or excessive risks that threaten the value of the institution. The Committee furthermore concluded that the structure provides strong incentives to appropriately balance risk and reward, provides sufficient risk controls and aligns the interests of the employees with those of shareholders and the U.S. government.

The following table provides a description of the objective, key features and risk assessment as to each element of Webster’s compensation programs.

Compensation Element	Objective	Key Features	Risk Assessment
Base Salaries	To provide a minimum, fixed level of cash compensation for employee retention.

Targeted at the 50th percentile of our competitive group market data but actual may vary based on employee performance.

Adjustments are based on an individual’s current and expected future performance, internal equity, and pay relative to the market.

Our base salary component of compensation does not encourage risk-taking or earnings manipulation because it is a fixed amount. Base salary increases for NEOs and the next ten highest compensated were paid in Webster stock that is not transferable until the expiration of the CPP period.
Incentive Plans:
•Senior Officers	Participants are heads of businesses or staff departments and senior vice president direct reports (NEOs and the next ten highest compensated executives are not eligible in 2009).	50% of the annual incentive is tied to corporate performance. Remaining 50% of the incentive is tied to a combination of the business/department performance and the individual’s contribution.	Annual incentive plan awards are capped at 2 times target and they are not tied to formulas that could focus executives on specific short-term outcomes. Management discretion is applied before incentives are paid. Annual incentive awards have been suspended for the NEOs and the next ten highest compensated executives and none will be made as long as Webster’s CPP funding remains outstanding.

Compensation Element	Objective	Key Features	Risk Assessment
•Staff Bonuses	Participants are vice presidents and below in staff departments.	25% of the annual incentive is tied corporate performance. Remaining 75% of the incentive is tied to a combination of the business/department performance and the individual’s contribution.	Annual incentive plan awards are capped at 2 times target and are made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance. Management discretion is applied before incentives are paid.
•Business Lines	Participants are in business production and sales support roles.	25% of the annual incentive is tied to corporate performance. Remaining 75% of the incentive is tied to a combination of the business performance and the individual’s contribution.	Incentives are aligned with business and corporate financial goals and strategic objectives. Awards are made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance. Management discretion is applied before incentives are paid.
•Commissions	Participants are in direct sales roles.	Monthly or quarterly payments generally based on a percentage of expected revenue or profit.	Commissions are aligned with business and corporate financial goals and strategic objectives. Pricing and credit decisions are made outside the participants in these plans by individuals who do not benefit by the incentive decision, thereby controlling the risk associated with each sale.

Compensation Element	Objective	Key Features	Risk Assessment
Equity Awards •Stock Options and Restricted Stock •Long-Term Cash

To retain officers and align their interests with those of shareholders.

Participants are selected senior vice presidents and above (NEOs and the next ten highest compensated executives are not eligible in 2009).

Participants are selected vice presidents and above who do not receive other equity awards.

Total compensation targeted at the 50th percentile of our competitive group market data.

Annual stock option awards generally vest in 25% annual installments over four years.

Annual restricted stock awards generally vest in full on the third anniversary of the grant date.

Annual long-term cash awards generally vest in full on the third anniversary of the grant date.

Focus on Webster’s long-term performance and discourage short-term risk taking.

Stock option grants have been suspended, for the NEOs and the next ten highest compensated executives, and none will be made as long as Webster’s CPP funding remains outstanding.

Executive officers are subject to Webster’s executive stock ownership guidelines and to the Treasury transferability restrictions.

Annual long-term cash awards are capped at 2 times the grant date value.

Stock Purchase Plan	To encourage employee stock ownership, further aligning individual interests with those of shareholders.	Broad-based program under which employees, including executive officers, can purchase up to $25,000 in market value of Webster stock annually.	Focus on Webster’s long-term performance and discourage short-term risk taking.
401(k) Retirement Plan	To provide a desired level of retirement income for employees.	Broad-based plan under which Webster makes matching contributions (a percentage of eligible compensation) up to the tax code limit. Webster’s contributions vest after two years of service.	These benefits are subject to federal government regulations.

Compensation Element	Objective	Key Features	Risk Assessment
Elective Deferred Compensation Plan	To provide voluntary retirement savings in a tax-efficient manner. Participants are senior vice presidents and above.

Officers can elect to defer up to 25% of their base salaries and 100% of their annual incentive cash payments.

Balances in the deferred compensation plan are unfunded obligations of Webster. The balances are adjusted on the basis of notional investment returns; returns are not set or guaranteed by Webster.

These benefits are unsecured promises to pay in the future.
Supplemental Defined Contribution Plan	To provide retirement savings in a tax-efficient manner. Participants are selected executive vice presidents and above.

Any 401(k) contributions that cannot be made on eligible earnings in excess of the tax code limit of $245,000 are allocated to the executive officer’s deferred compensation account.

CEO and CFO receive supplemental transition credits to provide partial offset for the frozen supplemental defined benefit plan.

These benefits are unsecured promises to pay in the future, and payment can occur no earlier than termination of employment. Webster common stock is a notional investment option under the plan for CEO and CFO only.
Pension and Supplemental Defined Benefit Plans	To provide a fixed retirement benefit.	Both plans were frozen in 2007.	No additional benefits are accrued.
Severance and Change in Control Plans	Assists in the retention of employees when continuity is a key factor in preserving the value of the company.	Severance for non-executives is determined by a combination of years of service and title. Maximum severance amount is 52 weeks.	Severance and change in control plans have been suspended, for the NEOs and the next ten highest compensated executives, and none will be made as long as Webster’s CPP funding remains outstanding.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Becker (Chairman), Crawford, Shivery and Ms. Osar. No person who served as a member of the Compensation Committee during 2009 was a current or former officer or employee of Webster or any of its subsidiaries or, except as disclosed below, engaged in certain transactions with Webster required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during 2009, which generally means that no executive officer of Webster served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Webster.

From time to time, Webster Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Webster or Webster Bank, and neither involve more than normal risk of collectability nor present other unfavorable features.

Certain Relationships

Gregory Jacobi, son of C. Michael Jacobi, a director of Webster and Webster Bank, is employed by Webster Bank as a Senior Vice President. At the end of fiscal year 2009, Gregory Jacobi’s base salary rate was $140,000. For 2009, Mr. Jacobi received a bonus of $22,540 and a long-term cash award with a value of $21,000 at the time of the grant.

For a description of loans made to Webster Bank’s directors, executive officers and related persons and entities, see “Compensation Committee Interlocks and Insider Participation.”

Policies and Procedures Regarding Transactions with Related Persons

Pursuant to Webster’s Code of Business Conduct and Ethics, any transactions between Webster and a Webster affiliate, director, employee, an immediate family member of a Webster director or employee or business entities in which a Webster director or employee or an immediate family member of a Webster director or employee is an officer, director and/or controlling shareholder must be conducted at arm’s length. Prior approval of the Board of Directors for any such transactions are governed by Federal Reserve Regulation O, and the related person’s interest in any such transaction requiring Board action must be disclosed to the Board prior to any action being taken. Any consideration paid or received by Webster in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances. Any interest of a director or officer in such transactions that do not require prior Board approval shall be reported to the Board of Directors at least annually.

Audit Committee Report

The Corporation’s Audit Committee currently has four members, Messrs. Jacobi (Chairman), Crawford, Finkenzeller and Morse. As of the date of the Proxy Statement, each of the Committee members is an “independent director” under the New York Stock Exchange rules. The Audit Committee’s responsibilities are described in a written charter that was adopted by the Corporation’s Board of Directors.

The Audit Committee has reviewed and discussed the Corporation’s audited consolidated financial statements for the fiscal year ended December 31, 2009 with Webster’s management. The Audit Committee has discussed with Ernst & Young LLP, the Corporation’s independent registered public accounting firm, the matters required to be discussed in accordance with professional standards. The Audit Committee has received the written disclosures from Ernst & Young LLP required by relevant professional and regulatory standards, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to Webster’s Board of Directors that the Corporation’s audited consolidated financial statements for the year ended December 31, 2009 be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Audit Committee
C. Michael Jacobi (Chairman)
John J. Crawford
Robert A. Finkenzeller
Laurence C. Morse

STOCK OWNED BY MANAGEMENT

The following table sets forth information as of February 1, 2010 with respect to the amount of Webster Common Stock beneficially owned by each director of Webster, each nominee for election as a director, each of the NEOs and by all directors and executive officers of Webster as a group.

Name and Position(s) with Webster	Number of Shares and Nature of Beneficial Ownership (a)	Percent of Common Stock Outstanding

Joel S. Becker Director	72,347	*

Jeffrey N. Brown Executive Vice President and Chief Administrative Officer	106,967	*

David A. Coulter Director	1,561	*

John J. Crawford Director	78,428	*

Michelle M. Crecca Executive Vice President, Chief Marketing Officer	36,513	*

Robert A. Finkenzeller Director	61,752	*

C. Michael Jacobi Director	65,843	*

Scott M. McBrair Former Executive Vice President	6,799	*

Laurence C. Morse Director	33,689	*

Karen R. Osar Director	25,396	*

Mark Pettie Director	1,816	*

Gerald P. Plush Senior Executive Vice President and CFO/CRO	93,301	*

Joseph J. Savage Executive Vice President	157,733	*

Charles W. Shivery Director	2,561	*

James C. Smith Chairman, President, Chief Executive Officer, Director	1,383,194	1.75%

All Directors and executive officers as a group (19 persons)	2,266,737	2.85%

*	Less than 1% of Common Stock outstanding.

(a)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 1, 2010. As used herein,

“voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

The table includes shares owned by spouses, other immediate family members and others over which the persons named in the table possess shared voting and/or shared investment power as follows: Mr. Becker, 2,016 shares; Mr. Smith, 77,241 shares; and all directors and executive officers as a group, 79,257 shares. The table also includes the following: 1,174,593 shares subject to outstanding options which are exercisable within 60 days from February 1, 2010; 132,331 shares held in the 401(k) Plan by executive officers; 9,900 shares purchased by executive officers through the Employee Stock Purchase Plan held by Fidelity Investments; 221,546 shares of restricted stock that were not vested as of February 1, 2010; and 20,061 shares of Common Stock underlying restricted stock for Mr. Smith that were deferred pursuant to the terms of the Option Plan. All other shares included in the table are held by persons who exercise sole voting and sole investment power over such shares.

Outstanding options reflected in the table were held as follows: Mr. Becker, 41,105 shares; Mr. Brown, 61,396 shares; Mr. Coulter, 0 shares; Mr. Crawford, 41,105 shares; Ms. Crecca, 13,085 shares; Mr. Finkenzeller, 43,105 shares; Mr. Jacobi, 41,105 shares; Mr. McBrair, 0 shares; Mr. Morse, 29,105 shares; Mr. Pettie, 0 shares; Mr. Plush, 52,796 shares; Ms. Osar, 21,105 shares; Mr. Savage, 75,255 shares; Mr. Shivery, 0 shares; and Mr. Smith, 700,921 shares. Also reflected are 83,826 shares of phantom stock held by Mr. Smith in the Webster Bank Deferred Compensation Plan for Directors and Officers.

The table includes 7,360 shares of Common Stock issuable upon conversion of 200 shares of Webster’s 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock beneficially owned by Mr. Crawford, which are convertible at the option of the holder at any time. Mr. Crawford owns less than one percent of the outstanding shares of 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock.

PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER

The following table sets forth information as of February 16, 2010 with respect to the beneficial ownership of Common Stock by any person or group as defined in Section 13(d)(3) of the Exchange Act who is known to the Corporation to be the beneficial owner of more than five percent of the Common Stock.

Name and Addresses of Beneficial Owners	Number of Shares; Nature of Beneficial Ownership (1)		Percent of Common Stock Owned
Warburg Pincus Private Equity X, L.P. 466 Lexington Avenue New York, New York 10017	20,735,072	(2)(3)	23.9%

Blackrock, Inc 40 East 52nd Street New York, New York 10022	5,358,887	(4)	7.5%

Dimensional Fund Advisors LP Palisades West Building One 6300 Bee Cave Road Austin, Texas 78746	3,689,011	(5)	5.2%

(1)

Based on information in the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission pursuant to the Exchange Act, unless otherwise indicated. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 16, 2010. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

(2)	Includes (i) a warrant exercisable for 1,843,100 shares of common stock; and (ii) a warrant exercisable for 6,781,900 shares of common stock.

(3)

Warburg Pincus Private Equity X, L.P. reported that it had shared dispositive and shared voting power over 20,125,000 shares. All securities over which Warburg Pincus Private Equity X, L.P. reported that it had shared dispositive or shared voting power are owned by investment companies and accounts, to which Warburg Pincus Private Equity X, L.P. furnishes investment advice. Each of these investment companies and accounts disclaim beneficial ownership of such securities, except to the extent of any indirect pecuniary interest therein.

(4)	Blackrock, Inc. reported that it had sole dispositive and sole voting power over all of the shares beneficially owned.

(5)

Dimensional Fund Advisors LP reported that it had sole dispositive and sole voting power over 3,602,111 and 3,689,011 shares, respectively. All securities over which Dimensional Fund Advisors LP reported that it had sole dispositive or sole voting power are owned by investment companies, trusts and accounts, to which Dimensional Fund Advisors LP furnishes investment advice. Dimensional Fund Advisors LP disclaims beneficial ownership of such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Webster’s directors, certain officers and persons who own more than 10% of its Common Stock to file with the Securities and Exchange Commission initial reports of ownership of Webster’s equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Webster, the Corporation believes that during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to Webster’s directors, officers and more than 10% owners were complied with on a timely basis.

PROPOSED AMENDMENT TO 1992 STOCK OPTION PLAN

(Proposal 2)

This section provides a summary of the terms of the Webster Financial Corporation 1992 Stock Option Plan (the “1992 Stock Option Plan” or the “Plan”) and the proposal to amend the Plan. The Board of Directors established the 1992 Stock Option Plan in 1992, and the shareholders approved the Plan at the 1992 annual meeting. The Plan was amended by the shareholders of the Corporation in 1994, 1996, 1998 and 2000 was amended and restated in its entirety in April 2001, in January 2005 and again in October 2006 and was most recently amended in January 2007, April 2007 and February 2008. The Board of Directors believes the 1992 Stock Option Plan is vital to attract and retain the best talent in this competitive marketplace.

The Board of Directors has voted to amend the 1992 Stock Option Plan, subject to shareholder approval at the Annual Meeting, to (i) increase the total number of shares authorized for issuance under the 1992 Stock Option Plan by 2,600,000, (ii) provide for the grant of restricted stock units under the Plan which may be subject to the satisfaction of specified vesting requirements that may include service requirements and the attainment of performance objectives, (iii) provide that all remaining shares will be subject to flexible share utilization with full-value awards counting as two (2) shares (such that the 2,600,000 new shares, the 1,462,684 shares remaining outstanding for new awards as of December 31, 2009 and any shares that currently are covered by existing awards but later are added by the share reserve pool on account of forfeiture or otherwise all will be available for flexible share utilization), (iv) provide that the Board of Directors shall not have the authority, without shareholder approval, to take any action that would be treated as a repricing under the rules of the stock exchange on which the Corporation’s Stock is listed, (v) recognize the potential effect on incentive awards of any clawback or recoupment policy of the Corporation; and (vi) extend the term of the 1992 Plan to February 26, 2020. Accordingly, Webster hereby submits to a vote of the shareholders, approval of the increase in shares under the Plan, approval of the share utilization provision and the other additional amendments, all as just described. Webster hereby also submits to a vote of the shareholders, approval of the award limitations and performance criteria under the Plan as applied to such shares as already set forth in the Plan.

The Board of Directors believes that equity compensation awards are an important tool to attract, retain and motivate highly qualified directors, officers and other key employees, to enable them to acquire a larger personal financial interest in the Corporation through the acquisition and ownership of Common Stock, and to encourage them to identify with shareholders through stock ownership. The number of individuals eligible to receive grants under the 1992 Stock Option Plan has increased significantly as a result of acquisitions made by the Corporation. As of December 31, 2009, 1,462,684 shares remain for future grants of incentive awards under the 1992 Stock Option Plan, 3,258,362 shares remain subject to options which have not been exercised with a weighted average exercise price of $29.07 and a weighted average remaining term of 5.7 years, and 860,317 shares are subject to restricted stock (performance-based and time-based that have not yet vested). This objective is further served by amending the Plan to add the flexibility to grant restricted stock unit awards to eligible employees.

The Corporation continues to manage its run rate of awards granted over time to levels it believes are reasonable in light of changes in its business and number of outstanding shares while ensuring that the overall executive compensation program is competitive, relevant and motivational. The following table sets forth information regarding awards granted and earned and the run rate for each of the last three fiscal years and the average run rate over the last three years.

Amounts in Thousands
Fiscal Year Ended December 31, 2009	2007	2008	2009
Stock options granted	408.5	867.6	306.2
Service-based restricted stock and restricted stock units granted	167.7	327.0	267.5
Actual performance-based restricted stock and restricted stock units earned	0.0	0.0	0.0
Weighted average basic Common shares outstanding during the fiscal year	54,469.0	52,020.0	60,946.2

Run rate	1.06%	2.30%	0.94%

The following is a summary of the key terms of the 1992 Stock Option Plan.

KEY TERMS OF THE PLAN

Plan Term	The Plan will terminate on March 20, 2013, provided that if the proposal is approved by the shareholders the Plan instead will terminate February 26, 2020.

Administration

The 1992 Stock Option Plan is administered by the Compensation Committee, which consists of no fewer than three directors, all of whom must be independent directors. However, grants to the Chief Executive Officer of the Corporation must be approved by the non-employee members of the Board of Directors, and the Board of Directors also retains the authority to amend or terminate the Plan.

Eligible Participants

As of February 1, 2010, there were approximately 2,942 full-time and part-time employees of the Corporation and its subsidiaries, and nine non-employee directors of the Corporation who were eligible to participate in the Plan.

Shares Authorized

8,261,000 since Plan inception in 1992, subject to adjustment to reflect stock splits and similar events, and excluding the additional 2.6 million shares requested under the proposal. If the proposal to amend the Plan to increase the number of shares that may be issued pursuant to the Plan is approved by the requisite vote of shareholders, 4,062,684 shares will be immediately available for issuance under the Plan.

Dilution Level

If approved by shareholders, the amendment to add 2.6 million additional shares will result in a 6.0% dilution level based on the following information as of December 31, 2009: 78.434 million shares issued and outstanding; 1.463 million shares available for grant; 3.258 million shares subject to options that are granted but not exercised. Webster’s burn rate for the past three years is described in the table above.

Award Types

Stock options, stock appreciation rights (“SARs”), restricted stock, performance-based stock, and if the proposal to amend the Plan to provide for the grant of stock units is approved by the requisite vote of shareholders, restricted stock units and performance-based stock units (collectively, “Incentive Awards”). Performance-based stock awards may entitle the grantee to receive unrestricted stock and/or restricted stock upon satisfaction of the applicable performance criteria. If the proposal is approved by the shareholders, performance-based stock awards may also entitle the grantee to receive restricted stock units upon satisfaction of the applicable performance criteria.

Service Requirement

All Incentive Awards granted from the 2.2 million additional shares approved by the shareholders at the 2003 annual meeting, the 1.6 million approved by the shareholders at the 2007 annual meeting, or, if approved by shareholders, from the 2.6 million additional shares proposed at the Annual Meeting, have a minimum one-year service requirement.

Award Limits

The maximum number of shares that may be granted under the Plan to any officer or other employee of the Corporation or any subsidiary as options or SARs in any calendar year is 500,000. The maximum number of shares that may be awarded under the Plan to any officer or other employee of the Corporation or any subsidiary as restricted stock, performance-based stock, or, if approved by the shareholders, restricted stock units in any calendar year is 100,000.

Prohibitions

•   Repricing of stock options and SARs is prohibited.

•   Liberal share counting is prohibited (i.e., shares derived from any of the following may not be added back to the Plan’s reserve: (i) shares tendered in payment of an option, (ii) shares withheld for taxes, (iii) shares repurchased by the Corporation using option proceeds, or (iv) SARs settled in stock when only the shares delivered are counted against the Plan reserve).

•   No option or SAR may be granted below fair market value.

•   If approved by the shareholders, all new and remaining shares will be subject to flexible share utilization with full-value awards counting as two (2) shares.

Proposed Amendment

The Board of Directors has concluded that it is advisable that the Corporation and its shareholders continue to have equity compensation awards available under the Plan as a means of attracting and retaining directors, officers and key employees. This objective is served by amending the 1992 Stock Option Plan to increase the number of available shares. Accordingly, the Board of Directors has voted to amend the 1992 Stock Option Plan, subject to shareholder approval at the Annual Meeting, to increase the total number of shares authorized for issuance under the Plan by 2,600,000. All of the new and remaining shares will be subject to flexible share utilization with full-value awards counting as two (2) shares.

The Board of Directors has also concluded that it is advisable that the Corporation and its shareholders have the flexibility to grant different types of equity compensation awards under the Plan as a means of attracting and retaining directors, officers and key employees. This objective is served by amending the 1992 Stock Option Plan, subject to shareholder approval at the Annual Meeting, to add the flexibility to grant restricted stock unit awards to eligible employees and extending the term of the Plan. The Board of Directors also determined to prohibit explicitly any repricing of awards under the Plan and to reference within the Plan applicable clawback or recoupment policies and arrangements.

By submitting the amendment for shareholder approval at the Annual Meeting, the Corporation intends to comply with the requirements pertaining to awards that are treated as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ( the “Code”), to options qualifying as “incentive stock options” for federal income tax purposes and to the deduction for such purposes of the full amount to which the Corporation is entitled with respect to options granted under the Plan (see “Federal Income Tax Consequences of the 1992 Stock Option Plan” below).

A copy of the proposed amendment is attached as Annex A to this Proxy Statement.

Description of the Plan

A description of the provisions of the 1992 Stock Option Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 1992 Stock Option Plan.

Administration.    The Board of Directors has delegated administration of the 1992 Stock Option Plan to the Compensation Committee, which consists of at least three independent, outside directors appointed by the Board of Directors. The Compensation Committee has authority to grant and administer Incentive Awards made with respect to any eligible individuals, other than the Chief Executive Officer of the Corporation, including the authority to make subsequent modifications to any such awards consistent with the Plan and to establish performance criteria in connection with any such awards. The non-employee members of the Board of Directors shall make all final determinations concerning Incentive Awards granted to the Chief Executive Officer of the Corporation. In addition, the Board may delegate to any officer of the Corporation the power and authority to grant Incentive Awards under the Plan to any newly hired employee of the Corporation or any subsidiary, who is employed at a level below Executive Vice President (but not in excess of the aggregate maximum number of shares specified by the Board for such purpose at the time of delegation or the number of shares remaining available for issuance under the Plan).

Eligibility.    The 1992 Stock Option Plan provides for the grant of options that are intended to qualify as “incentive stock options” under Section 422 of the Code and the regulations promulgated thereunder, as well as nonqualifying options, SARs, restricted stock, restricted stock units, performance-based stock and performance-based stock units to eligible employees and directors of the Corporation and its subsidiaries (each a “grantee”).

Common Stock Reserved for Issuance under the Plan.    The stock that may be issued pursuant to Incentive Awards granted under the Plan shall be shares of Common Stock, par value $.01 per share, of the Corporation, which shares may be treasury shares or authorized but unissued shares. The number of shares of Common Stock that may be issued pursuant to Incentive Awards granted under the Plan shall not exceed in the aggregate 8,207,767 shares (the sum of the new shares, unawarded shares, options not yet exercised and restricted stock not yet vested), which number of shares is subject to adjustment upon changes in capitalization. If any Incentive Award expires, terminates, or is terminated for any reason before exercise or vesting in full, the shares of stock that were subject to the unexercised, forfeited, expired or terminated portion of such Incentive Award shall be available for future grants of Incentive Awards under the Plan. Liberal share counting is not permitted under the Plan, which means that no shares of Common Stock derived from any of the following circumstances may be added to the Plan’s reserve of shares: (i) shares tendered in payment of an option, (ii) shares withheld for taxes, (iii) shares repurchased by the Corporation using option proceeds, or (iv) SARs settled in Common Stock when only the shares delivered are counted against the Plan reserve.

Service Requirement.    The following Incentive Awards will have a minimum one year service requirement: (1) all SARs awards, (2) options, restricted stock and performance-based stock awards granted from the 2.2 million additional shares approved by the shareholders at the Corporation’s 2003 annual meeting, (3) options, restricted stock and performance-based stock awards granted from the 1.6 million additional shares approved by the shareholders at the Corporation’s 2007 annual meeting, and (4) if approved by shareholders at the Annual Meeting, options, restricted stock, restricted stock units and performance-based stock and stock unit awards granted from the 2.6 million additional shares proposed at the Annual Meeting.

Options.    The option exercise price under the 1992 Stock Option Plan may not be less than the greater of par value or 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to a grantee beneficially owning more than 10% of the outstanding Common Stock). The maximum option term is 10 years (or five years in the case of an incentive stock option granted to a grantee beneficially owning more than 10% of the outstanding Common Stock). Options may be exercised at any time after grant, except to the extent subject to the minimum one year service requirement described in the preceding paragraph or as otherwise provided in the particular award agreement. There is also a $100,000 limit on the value of stock (determined at the time of grant) covered by incentive stock options that first become exercisable by a grantee in any calendar year. No option may be granted after the expiration of the term of the 1992 Stock Option Plan on March 20, 2013. Options are non-transferable other than by reason of the death of the grantee, unless otherwise specified in the award agreement (for example, the Corporation may permit limited transfers of nonqualified options for the benefit of immediate family members of grantees to help with estate planning concerns).

Payment for shares purchased under the 1992 Stock Option Plan may be made either in cash or by exchanging shares of Common Stock of the Corporation with a fair market value equal to the total option exercise price and paying cash for any difference. Options may, if permitted by the particular award agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the grantee, provided that the broker tenders to the Corporation cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Corporation may be required to withhold in connection with the exercise of the option.

No option granted under the 1992 Stock Option Plan may be amended or modified so as to reduce the option price of the option. No other action can be taken to reprice any option if such amendment, modification or other repricing would result in a charge against the earnings of the Corporation or any of its affiliates.

Stock Appreciation Rights.    A SAR confers on the grantee to whom it is awarded the right to receive, upon exercise, the excess of (i) the fair market value of a share of Common Stock on the date of exercise over (ii) the grant price as determined in good faith by the Board. The grant price of the SAR shall be no less than the fair market value of a share of Common Stock on the date of grant. Each SAR shall be settled in whole shares of Common Stock, with any fractional share of Common Stock that would result from exercise of the SAR eliminated entirely.

Annual Limit on Awards of Options and SARs.    The maximum number of shares that may be granted as options or SARs to any eligible employee of the Corporation or any subsidiary under the 1992 Stock Option Plan in any calendar year is 500,000 shares, subject to adjustments for changes in capitalization.

Restricted Stock.    Restricted stock is shares of Common Stock awarded to a grantee, subject to forfeiture restrictions based on the grantee’s length of service or other non-performance-based criteria.

Restricted Stock Units.    Restricted stock units are rights to receive shares of Common Stock, subject to forfeiture restrictions based on the grantee’s length of service or other non-performance-based criteria.

Performance-Based Stock/Units.    Performance-based stock and stock units are Incentive Awards granted to a grantee which is subject to the attainment of pre-established performance goals over a performance period of at least one year and up to ten years, the attainment of which would, subject to the terms of the Plan, entitle the grantee to receive unrestricted stock and/or restricted stock in a pre-determined amount or an amount determined pursuant to the performance criteria formulation. Performance-based stock and stock unit awards granted to individuals who are “covered employees” under Section 162(m) of the Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirements of “performance-based compensation” under Section 162(m).

Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Code limits publicly-held companies such as the Corporation to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. For this purpose, “covered employees” are the Chief Executive Officer of the Corporation and the four highest compensated executive officers (other than the Chief Executive Officer). However, performance-based compensation is excluded from the $1 million limitation. The 1992 Stock Option Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

1.	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

2.

the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

3.

the material terms of the performance goal under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the Corporation, in a separate vote, before payment is made; and

4.	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

Under the Code, a director is an “outside director” of the Corporation if he or she is not a current employee of the Corporation; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Corporation; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Corporation in any capacity other than as a director.

In the case of compensation attributable to stock options or SARs, the performance goal requirement (summarized in (1) above) is deemed satisfied, and the certification requirement (summarized in (4) above) is inapplicable, if: the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the Common Stock after the date of grant.

Performance Objectives for Performance-Based Stock/Unit Awards.    The performance objectives for a performance-based stock or stock unit award under the Plan must be established in writing by the Board of Directors or Compensation Committee before the 90th day after the beginning of any performance period applicable to such award and while the outcome is substantially uncertain, or at such other date as may be required or permitted for performance-based compensation under Code Section 162(m). Performance objectives are based on one or more of the following criteria of the Corporation:

•	stock price;
•	income;
•	operating profit;
•	assets and liabilities;
•	shareholders equity;
•	market share;
•	operating revenue;
•	operating expenses;
•	financial ratings by outside agencies;
•	earnings per share; or
•	return on assets, equity or investments.

Performance objectives may include positive results, maintaining the status quo or limiting economic loses. Upon attainment of the specified performance objectives (or, to the extent specified by the Board of Directors or Compensation Committee, partial attainment of such objectives), the grantee of a performance-based stock or stock unit award will be entitled to receive the shares of stock, restricted stock and/or restricted stock unit specified in the grant (or the portion of such shares earned by partial attainment of the objectives, as applicable), except to the extent issuance of such shares of stock, restricted stock or restricted stock unit would constitute a violation of law.

Annual Limit on Restricted Stock, Restricted Stock Units and Performance-Based Stock/Unit Awards.    The maximum number of shares that may be awarded as restricted stock, restricted stock units, performance-based stock or performance-based stock units to any eligible employee of the Corporation or any subsidiary under the 1992 Stock Option Plan in any calendar year is 100,000 shares, subject to adjustments for changes in capitalization. In addition, all of the new and remaining shares will be subject to flexible share utilization with full-value awards counting as two (2) shares.

Termination of Service or Employment.    If a grantee’s employment with the Corporation or its subsidiaries terminates by reason of death or permanent and total disability:

•

with respect to an employee, his or her options and SARs, whether or not then exercisable, may be exercised at any time subsequent to such termination of employment and before the expiration of the ten-year term of the option unless a different date is otherwise provided in the particular award agreement (but not later than the date the option would otherwise expire);

•

except as otherwise provided in the applicable award agreement, restricted stock and restricted stock units held by such grantee shall fully vest and the grantee shall be entitled to the shares of stock as specified in the grantee’s award agreement; and

•

except as otherwise provided in the applicable award agreement, performance-based stock or stock units (and stock, restricted stock and restricted stock units issuable in connection with such performance-based stock or stock units) held by such grantee shall fully vest if and when the ordinary performance period for the award ends, but only to the extent that the applicable performance criteria are satisfied.

If the grantee’s employment or service terminates for any reason other than attaining normal retirement age (as defined in the Corporation’s pension plan), death or disability:

•

with respect to an employee, his or her options and SARs shall terminate three months after the date of such termination unless a different date is otherwise provided in the particular award agreement (but not later than the date the option would otherwise expire); provided that if the employee’s employment is terminated without “cause” (as defined in the Plan) prior to full vesting and exercisability of the option or SAR, vesting of the employee’s option or SAR will be prorated;

•

restricted stock and restricted stock units issued to the grantee that are unvested (or with respect to which all applicable restrictions and conditions have not lapsed) will immediately be deemed forfeited unless otherwise provided by the Board; except that if the grantee’s employment is terminated without “cause” (as defined in the Plan) prior to full vesting and the lapse of all applicable restrictions and conditions, vesting of the grantee’s restricted stock and restricted stock units will be prorated; and

•

performance-based stock and stock units issued to the grantee that is unvested (or with respect to which all applicable restrictions and conditions have not lapsed) will immediately be deemed forfeited unless otherwise provided by the Board; and if the grantee’s employment is terminated without “cause” (as defined in the Plan) prior to completion of the performance period, the shares of performance-based stock or stock units granted to the grantee will be eligible to become fully vested if and when the ordinary performance period ends, if, and only to the extent that, the applicable performance criteria are satisfied. To the extent the criteria are satisfied, the shares that actually vest will be prorated.

If an employee’s employment or service with the Corporation or its subsidiaries terminates by reason of normal retirement (as defined in the Corporation’s pension plan):

•

his or her options and SARs, whether or not exercisable on the date of termination of employment or service due to normal retirement, may be exercised at any time after such termination and before the expiration of the ten-year term of the option, unless a different date is otherwise provided in the particular award agreement (but not later than the date the option would otherwise expire);

•	restricted stock and restricted stock units held by such employee shall fully vest and the employee shall be entitled to the shares of stock as specified in his or her award agreement; and

•

performance-based stock or stock units held by such employee shall fully vest if and when the ordinary performance period for the award ends, if, and only to the extent that, the applicable performance criteria are satisfied.

Unless otherwise provided in the applicable award agreement, an option or SAR granted to a non-employee director will not terminate until the expiration of the ten year term of the option or SAR regardless of whether the non-employee director continues to serve as a director.

Effect of Certain Corporate Transactions.    An appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the 1992 Stock Option Plan, and in the number, kinds, and per share exercise price or grant price of shares subject to the unexercised portion of options or outstanding SARs granted prior to any such change, if the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation, by reason of any:

•	merger;
•	consolidation;
•	reorganization;
•	recapitalization;
•	reclassification;
•	stock split-up;
•	combination of shares;
•	exchange of shares;
•	stock dividend; or
•	other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation.

Any such adjustment in an outstanding option or SAR, however, will be made without a change in the total price applicable to the unexercised portion of the option or outstanding SAR but with a corresponding proportionate adjustment in the per share option price or SAR grant price.

The 1992 Stock Option Plan and the Incentive Awards outstanding thereunder will terminate under the following circumstances:

•	upon any dissolution or liquidation of the Corporation;

•	upon a reorganization, merger or consolidation in which the Corporation is not the surviving corporation;

•	upon the sale of substantially all of the assets of the Corporation to another corporation; or

•

upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board of Directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of the Corporation.

except to the extent provision is made in writing in connection with such transaction:

•	for the continuation of the Plan;

•	the assumption of the Incentive Awards; or

•

for the substitution for such Incentive Awards of new options, SARs, restricted stock and stock units or performance-based stock and stock units, as applicable, covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and, in the case of options or SARs, the per share exercise price or grant price.

In the event of such termination of the Plan, all restrictions on restricted stock, restricted stock units, performance-based stock and performance-based stock units shall lapse and the grantee shall become the owner outright of the stock and all outstanding options and SARs will be exercisable in full for 30 days immediately prior to the occurrence of such termination, unless otherwise explicitly provided in the applicable award agreement.

Accelerated Vesting Upon Change Of Control.    Notwithstanding whether Incentive Awards are assumed or continued in connection with the transaction, Incentive Awards outstanding to eligible individuals who continue to render services to the Corporation or a subsidiary immediately prior to a “change of control” (as defined in the Plan) shall become fully vested, and, in the case of options and SARs, exercisable, upon the change of control. Performance-based stock and stock unit awards that become fully vested in accordance with the preceding sentence shall vest at the greater of (1) the target level determined under the award agreement, or (2) the amount determined as of the valuation date (which is the day immediately prior to the change of control or, if earlier, but contingent on consummation of the change of control, the date immediately prior to the signing of a definitive agreement that would result in a change in control) as though the valuation date were the natural end of the performance period. The provisions of this paragraph do not apply to any officer who declines to execute the amendment to the Change of Control Employment Agreement approved by the Board of Directors on January 31, 2005 or to the extent otherwise provided in the applicable award agreement.

Amendment and Termination of the Plan.    The Board of Directors may, at any time and from time to time, amend, suspend or terminate the 1992 Stock Option Plan with respect to shares of the Common Stock as to which Incentive Awards have not been granted. However, the Corporation’s shareholders must approve any amendment to the 1992 Stock Option Plan that would:

•	materially change the requirements as to eligibility to receive Incentive Awards;

•	increase the maximum number of shares of stock in the aggregate for which Incentive Awards may be granted (except for adjustments upon changes in capitalization);

•	change the minimum option price or the minimum grant price for a SAR set forth under the Plan (except for adjustments upon changes in capitalization);

•	increase the maximum period during which options or SARs may be exercised;

•	extend the term of the Plan; or

•	materially increase the benefits accruing to eligible individuals under the Plan.

Unless previously terminated, the Plan will terminate automatically at the end of its term on March 20, 2013. No termination, suspension or amendment of this Plan may, without the consent of the holder of the Incentive Award, impair the rights or obligations under any Incentive Award granted under the Plan.

Transferability of Incentive Awards.    Stock options and SARs granted under the 1992 Stock Option Plan may not be sold, transferred, pledged, assigned or otherwise encumbered other than by will or under applicable laws of descent and distribution. However, the Corporation may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns. Shares of restricted stock and performance-based stock and, if approved by the shareholders, restricted stock units and performance-based stock units granted under the 1992 Stock Option Plan may not be sold, transferred, pledged, assigned or otherwise encumbered until the grantee has satisfied all applicable performance objectives and service requirements (if any) imposed as a condition to the vesting of such shares and until the lapse or expiration of all other applicable restrictions and conditions imposed by the Board of Directors with respect to such shares.

Plan Benefits

Because the grant of Incentive Awards pursuant to the 1992 Stock Option Plan will be within the discretion of the Compensation Committee and the independent members of the Board of Directors, it is not possible to determine the Incentive Awards that will be made to executive officers under the 1992 Stock Option Plan. Information regarding Incentive Awards made under the 1992 Stock Option Plan to the Corporation’s Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers in 2009 is provided on page 30. In 2009, under the 1992 Stock Option Plan, options covering a total of 203,235 shares of Common Stock were granted to all non-employee directors as a group, options covering no shares of Common Stock were granted to all current executive officers as a group, and options covering over 102,934 shares of Common Stock were granted to all employees, including all current officers who are not executive officers, as a group. In addition, in 2009, no shares of restricted stock were granted to current directors, 181,463 shares of restricted stock were granted to all executive officers as a group, and 71,834 shares of restricted stock were granted to all employees, including all current officers who are not executive officers, as a group.

As of December 31, 2009, options to purchase 3,258,362 shares of Common Stock (292,344 of which were incentive stock options and 2,966,018 of which were nonqualifying options) were outstanding under the 1992 Stock Option Plan. The option exercise price under the 1992 Stock Option Plan may not be less than the greater of par value or 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to a grantee beneficially owning more than 10% of the outstanding Common Stock).

Federal Income Tax Consequences of the 1992 Stock Option Plan

Incentive Stock Options.    The grant of an option is not a taxable event for the grantee or the Corporation. With respect to “incentive stock options,” a grantee will not recognize taxable income upon grant or exercise of an incentive option, and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long term capital gain if the grantee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the option exercise price will be included in the grantee’s alternative minimum taxable income in the year of exercise (except that, if the grantee is subject to certain securities law restrictions, the determination of the amount included in alternative minimum taxable income may be delayed, unless the grantee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. This excess increases the grantee’s basis in the shares for purposes of the alternative minimum tax but not for purposes of the regular income tax. A grantee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options (e.g., for a year in which the shares are sold at a gain). The Corporation and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

For the exercise of an incentive option to qualify for the foregoing tax treatment, the grantee generally must be an employee of the Corporation or a subsidiary from the date the option is granted through a date within three months before the date of exercise. There is no difference in the treatment for one who terminates employment prior to or after attaining normal retirement age. In the case of a grantee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

If all of the requirements for incentive option treatment are met except for the special holding period rules set forth above, the grantee will recognize ordinary income upon the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the option is exercised over the option exercise price. However, if the grantee is subject to certain restrictions under the securities laws at the time the option is exercised, the measurement date may be delayed, unless the grantee has made a special tax election within 30 days after the date of exercise to have taxable income determined without regard to such restrictions. The balance of the realized gain, if any, will be long or short term capital gain, depending upon whether or not the shares are sold more than one year after the option is exercised. If the grantee sells the shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the shares at the time the option is exercised (or other applicable measurement date), the amount of ordinary income (and the amount included in alternative minimum taxable income, if the sale occurs during the same year as the option was exercised) will be limited to the excess of the amount realized on the sale over the option exercise price. If the Corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to applicable limitations on the deduction of amounts becoming vested as a result of a change of control.

If a grantee exercises an incentive option by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the grantee acquired the shares being transferred pursuant to the exercise of an incentive option and has not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax free exchange, the grantee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. These rules would not apply if the grantee used shares received pursuant to the exercise of an incentive option or another statutory option) as to which the grantee has not satisfied the applicable holding period requirement. In that case, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the grantee’s basis in the shares would be taxable.

Non-qualified Options.    Upon exercising a non-qualifying option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise (except that, if the grantee is subject to certain restrictions imposed by the securities laws, the measurement date may be delayed, unless the grantee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If the Corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount, subject to applicable limitations on the deduction of amounts becoming vested as a result of a change of control. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualifying option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If the grantee surrenders shares of Common Stock in payment of part or all of the exercise price for non-qualifying options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive option) and the grantee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. However, the fair market value of any shares received in excess of the number of shares surrendered (i.e., the difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option) will be taxed as ordinary income.

Restricted Stock.    A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If the Corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Corporation will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units and Performance-Based Restricted Stock Units.    A grantee who is awarded restricted stock units or performance-based restricted stock units generally will not recognize any taxable income for federal income tax purposes in the year of the award. Instead, the grantee will recognize ordinary income at the time the stock units are paid to the grantee as Common Stock. In this case, the grantee’s basis for determining capital gain or loss upon subsequent disposition will be the fair market value of the Common Stock on the date the restricted stock units are paid to the grantee. If the Corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Corporation will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Stock.    A grantee who is awarded unrestricted shares (after satisfaction of the applicable performance criteria for a performance-based stock or performance-based stock unit award) will recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock on the date of the award, reduced by the amount, if any, paid for such shares of Common Stock. The Corporation will generally be allowed a business expense deduction in the same amount and at the same time as the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Code.

Performance-Based Stock.    The award of performance-based stock will have no federal income tax consequences for the Corporation or for the grantee, except those attributable to the issuance of restricted or unrestricted stock (described in the preceding paragraphs) to the grantee upon satisfaction of the applicable performance criteria.

Stock Appreciation Rights.    There are no immediate tax consequences of receiving an award of stock appreciation rights under the 1992 Stock Option Plan. Upon exercising a SAR, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If the Corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Corporation will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Required Vote

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to approve the amendment to the 1992 Stock Option Plan.

The Board of Directors recommends a vote FOR approval of the amendment to the 1992 Stock Option Plan. If not otherwise specified, proxies will be voted FOR approval.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the Corporation’s equity compensation plans as of December 31, 2009.

Plan Category	Number of shares to be issued upon exercise of outstanding awards	Weighted-average exercise price of outstanding awards ($)	Number of shares remaining available for future issuance under equity compensation plans
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,294,156[1]	$29.07	1,484,198[2]

Equity compensation plans not approved by security holders	None	None	None

Total	3,294,156	$29.07	1,484,198

[1]	Includes 3,258,362 options outstanding under the 1992 Stock Option Plan and 35,794 options outstanding that were assumed in connection with merger and acquisition transactions.

[2]	Includes 1,462,684 shares available for grant under the 1992 Stock Option Plan and 21,514 shares available to grant under the 2001 Directors Retainer Fee Plan.

PROPOSED RENEWAL OF EMPLOYEE STOCK PURCHASE PLAN

(Proposal 3)

This section provides a summary of the terms of the Webster Financial Corporation Employee Stock Purchase Plan (the “Purchase Plan”) which expired on February 14, 2010, and the proposal to renew the Purchase Plan. The Board of Directors established the Purchase Plan in 2000, and the shareholders approved the Purchase Plan at the 2000 annual meeting.

Subject to shareholder approval at the Annual Meeting, the Board of Directors has voted to (i) renew the Purchase Plan through June 30, 2020 and (ii) set the total number of shares authorized to be sold to employees at a total of 500,000 shares, subject to periodic adjustments for changes in the outstanding common stock occasioned by stock splits, stock dividends, recapitalizations or other similar changes. Accordingly, Webster hereby submits to a vote of the shareholders, approval of the renewal of the Purchase Plan and authorization of 500,000 shares of Common Stock to be available for sale under the Purchase Plan.

The purpose of the Purchase Plan is to encourage stock ownership in Webster by employees of Webster and those subsidiaries of Webster designated by the Board of Directors as eligible to participate, thereby enhancing employee interest in the continued success and progress of Webster. The Purchase Plan is designed to qualify as an employee stock purchase plan under Section 423 of the Code. It is Webster’s intention that any shares sold under the Purchase Plan be purchased on the open market so that there is no dilution to shareholders.

Proposed Renewal

The Board of Directors has concluded that it is advisable that the Corporation continue to have the ability to offer its employees a stock ownership interest in Webster, which enhances employee interest in the continued success and progress of the Corporation. This objective is served by renewing the Purchase Plan and establishing the number of available shares. Accordingly, the Board of Directors has voted to, subject to shareholder approval, (i) renew the Purchase Plan through June 30, 2020 and (ii) set the total number of shares authorized to be sold to employees at a total of 500,000 shares, subject to periodic adjustments for changes in the outstanding Common Stock occasioned by stock splits, stock dividends, recapitalizations or other similar changes.

Description of the Purchase Plan

A detailed description of the provisions of the Purchase Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the Purchase Plan, a copy of which is attached as Annex B to this Proxy Statement, and which has been updated to reflect the proposed renewal and amendment.

Administration.    The Board of Directors, or a committee named by the Board, will administer the Purchase Plan. The Board or committee has broad powers to administer and interpret the Purchase Plan.

Eligibility.    The Purchase Plan permits employees to purchase Common Stock on the open market through a third party administrator at a price not greater than fair market value, and for certain offering periods at a discounted price up to the Maximum Discounted Price (described below). The Purchase Plan also confers possible favorable tax consequences to the participants who make discounted purchases. All of the employees of Webster and of those subsidiaries designated by the Board of Directors who have been employed by Webster or one of its designated subsidiaries for at least 90 days and are regularly scheduled to work at least 20 hours per week and more than five months per year are eligible to participate in any of the offering periods of the Purchase Plan. A participant will not be granted an option under the Purchase Plan if, after receiving the option, that person would own stock or outstanding options possessing 5% or more of the total combined voting power or value of all classes of Webster stock, as determined under the Code, or if the option would permit the employee to purchase stock under Webster employee stock purchase plans at an accrued rate of more than $25,000 of the fair market value of the stock in that calendar year. As of February 14, 2010, there were approximately 2,700 employees of Webster and Webster Bank and their subsidiaries who would be eligible to participate in the Purchase Plan.

Participation and Exercise of Option.    Under the Purchase Plan, eligible employees may elect to participate in the Purchase Plan prior to January 1, April 1, July 1 and October 1 of each year. Payroll deductions shall commence on the first pay date of the offering period. Once an eligible employee elects to participate, the employee will continue to be a participant for subsequent offering periods, unless the employee elects not to participate. The offering periods are three month periods. However, the Board of Directors or committee can change the duration and frequency of the offering periods without shareholder approval.

On the first day of each offering period, each participant will receive an option to purchase up to a specified number of shares of stock on the last business day on or before the end of the offering period, which is referred to as the exercise date. Upon enrollment in the Purchase Plan, the participant will authorize a payroll deduction, on an after-tax basis, in an amount of not more than 10% of the participant’s base pay on each payroll date.

Unless the participant withdraws from the Purchase Plan before the end of an offering period, the participant’s option for the purchase of shares will be exercised automatically on each exercise date, and the participant’s accumulated payroll deductions will be used to purchase the maximum number of full shares available under the option. Shares will be purchased on the open market. The purchase price for the shares will come from the accumulated payroll deductions credited to the participant’s account under the Purchase Plan. Webster will refund any excess payroll deduction amounts to the participant. Webster will not pay any interest on funds withheld, and Webster will use these funds for general operating purposes. The withheld amounts will not be held in a trust or other account separate from Webster’s other funds.

Delivery.    Fidelity Investments will administer the Purchase Plan. During enrollment, each participant will establish a Fidelity individual brokerage account. Once shares are purchased, they will be deposited to the participant’s individual brokerage account. The participant will not be able to sell or otherwise transfer the shares for a period of 12 months. At any time after 12 months from the date a participant buys shares under the Purchase Plan, the participant can sell or otherwise transfer the shares. Any dividends on shares will be deposited to the participant’s account.

Maximum Purchase.    The maximum number of shares that can be purchased during each offering period by a participant is 1,000 shares, subject to change by the Board of Directors or the Corporation.

Option Pricing and Annual Limit.    The option price per share of the shares offered in a given offering period is determined by the Board of Directors, provided that the price is no greater than the fair market value of the share on the date of purchase and no less than the “Maximum Discounted Price” as follows:

•	85% of the fair market value of a share of the Common Stock on the first business day of the offering period; or, if lower,
•	85% of the fair market value of a share of the Common Stock on the last day of the offering period.

As required by the Code, no participant may receive an option under the Purchase Plan for shares that have a fair market value in excess of $25,000 for any calendar year in which the option is outstanding, determined at the time the participant receives the option grant.

Transfer; Termination of Employment; Death.    No participant can assign or transfer payroll deductions or rights regarding the exercise of options granted under the Purchase Plan, other than by will or by the laws of descent and distribution or as provided under the Purchase Plan. During the lifetime of a participant, only the participant can exercise the option. The participant must give Webster notice of any disposition of shares within two years after the date of a grant of the option pursuant to which the shares were purchased. Upon termination of a participant’s employment for any reason, not including a leave of absence of up to 90 days, Webster will return the participant’s accumulated payroll deductions and the participant will not have the right to purchase any additional shares under the Purchase Plan. If a participant dies, the participant’s beneficiary, determined under the Purchase Plan, will be paid the deceased participant’s accumulated payroll deductions and any shares in the participant’s account will be distributed to the beneficiary.

Termination of Purchase Plan.    The Board of Directors or committee will determine when to end the Purchase Plan, but no options can be granted after June 30, 2020. Under circumstances of dissolution or liquidation of Webster the offering period will terminate. Upon a merger of Webster with or into another company or upon a sale of all or substantially all of Webster’s assets, the Purchase Plan and the options outstanding under it will be assumed or an equivalent option will be substituted by the successor corporation, unless the Board of Directors gives notice that it will shorten the offering period then in progress by setting a new exercise date. In the event of a termination of the Purchase Plan, the last day of an offering that is in progress will be deemed to be the last trading day before the termination and the outstanding options of participating employees will be deemed to be automatically exercised that day.

Effect of Certain Corporate Transactions.    The Purchase Plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares of common stock as a result of one or more recapitalizations, reclassifications, stock splits, combinations of shares, exchanges of shares, stock dividends, or other distribution payable in capital stock, or other increase or decrease in shares; provided, however, that conversion of any convertible securities of Webster will be “effected without receipt of consideration.”

Amendment.    The Board of Directors may amend the Purchase Plan at any time, provided that no amendment may change any option previously granted in a way that adversely affects the rights of the holder of the option and, without shareholder approval, the Board of Directors may not increase the maximum number of shares available for purchase under the Purchase Plan or amend the requirements as to the corporations or class of corporations whose employees are eligible to purchase stock under the Purchase Plan.

Other Rights.    Webster shareholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the Purchase Plan. If any option granted under the Purchase Plan expires or terminates for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the Purchase Plan.

Shares Previously Purchased Under the Prior Purchase Plan.    As of February 14, 2010, there were 508,422 shares purchased under the prior Purchase Plan by eligible employees.

Federal Income Tax Consequences of the Purchase Plan

Options granted under the Purchase Plan are intended to qualify for favorable tax treatment to the employees under Sections 421 and 423 of the Code. Employee contributions are made on an after-tax basis. A participant will not be taxed on the grant or exercise of an option under the Purchase Plan.

A participant will realize gain or loss on Common Stock purchased under the Purchase Plan when the participant sells the shares of Common Stock. If a participant disposes of shares two years or more after the date of the beginning of the offering period in which he or she acquired the shares, and more than one year after purchasing the shares, the participant will recognize as ordinary income the lesser of:

•	the excess of the fair market value of the shares on the date of sale over the price paid for the shares; or

•	the discount, if any, of the fair market value of the shares as of the beginning of the applicable offering period.

Additionally, the participant will recognize a long-term capital gain or loss within the meaning of the Code equal to the difference between:

•	the amount realized from the sale of the shares; and

•	his or her basis in the shares, which normally would be the purchase price paid, plus any amount taxed as ordinary compensation income under the rules described above.

If a participant disposes of shares within two years of the date of the beginning of the offering period in which the participant bought the shares, or within one year after buying the shares, whichever is later, the participant would recognize ordinary income equal to (i) the excess of the fair market value of the shares on the applicable purchase date over (ii) the price paid for the shares.

If a participant dies while holding shares of stock acquired under the Purchase Plan, the participant’s estate will be subject to tax at ordinary income rates on an amount equal to the lesser of:

•	the excess of the fair market value of the shares on the date of death over the price the participant paid for the shares; or

•	the discount, if any, of the fair market value of the shares as of the beginning of the applicable offering period.

Additionally, the participant would recognize capital gain or loss equal to the difference between the amount realized from the sale and his or her basis in the shares (which would be the original purchase price plus the amount taxed as ordinary income). Webster will not receive an income tax deduction upon either the grant or exercise of the option by a participant, but generally will receive a deduction equal to the ordinary compensation income required to be recognized by a participant as a result of the disposition of the shares, if the shares are disposed of by the participant within two years of the date of the beginning of the purchase period in which the shares were acquired, or within one year after the shares were purchased, whichever is later.

The foregoing is a brief summary of the principal federal income tax consequences of awards under the Purchase Plan. Recipients of options should consult with their own personal tax advisors with respect to grants and transactions in stock acquired under the Purchase Plan.

Required Vote

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to approve the renewal and amendment of the Purchase Plan.

The Board of Directors recommends a vote FOR approval of the renewal of the Purchase Plan. If not otherwise specified, proxies will be voted FOR approval.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 4)

Ernst & Young LLP (“E&Y”) has performed the audit of Webster’s financial statements for the year ended December 31, 2009. The Board of Directors, upon the recommendation of the Audit Committee, has approved the appointment of E&Y to serve as the independent registered public accounting firm for Webster for the year ending December 31, 2010.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of E&Y, an independent registered public accounting firm, to audit the consolidated financial statements of Webster for the year ending December 31, 2010 and the internal control over financial reporting of Webster as of December 31, 2010. No determination has been made as to what action the Board of Directors would take if Webster’s shareholders do not ratify the appointment.

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of E&Y as Webster’s independent registered public accounting firm for the year ending December 31, 2010.

Representatives of E&Y are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP as Webster’s independent registered public accounting firm for the year ending December 31, 2010.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP (“KPMG”) served as Webster’s independent registered public accounting firm for fiscal year ended December 31, 2008.

On March 3, 2009, the Board of Directors determined not to reappoint KPMG as Webster’s independent registered public accounting firm for the fiscal year ended December 31, 2009 or any quarterly periods therein. KPMG was notified of this action on March 3, 2009. On March 6, 2009, the Board of Directors engaged E&Y as Webster’s independent registered public accounting firm for the fiscal year ended December 31, 2009. The Audit Committee of the Board of Directors recommended these actions to the Board of Directors.

The reports of KPMG on Webster’s consolidated financial statements as of and for the fiscal years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2008 and 2007, and in the subsequent interim period through March 3, 2009, there were (i) no disagreements between Webster and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make references to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Auditor Fee Information

The following table presents the aggregate fees and expenses billed to Webster for the fiscal year ended December 31, 2009 by E&Y and the fiscal year ended December 31, 2008 by KPMG, for professional audit services rendered in connection with the audit of Webster’s annual financial statements for the years ended December 31, 2009 and December 31, 2008 and fees billed for other services rendered by E&Y and KPMG during those periods.

	Fiscal 2009	Fiscal 2008 (1)
Audit Fees (2)	$1,636,410	$1,488,000
Audit Related Fees (3)	92,000	99,500
Tax Fees (4)	0	56,175
All Other Fees (5)	0	0

Total	$1,728,410	$1,643,675

(1)	E&Y received no payments for Fiscal 2008.

(2)

Audit Fees consist of fees billed for professional services rendered for the audit of Webster’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the respective independent public accounting firm in connection with statutory and regulatory filings or engagements. Audit Fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act.

(3)

Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Webster’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to financial statement audits of certain employee benefit plans.

(4)	Tax Fees consist of fees billed for professional services rendered for tax compliance and tax advice.

(5)	Other Fees consist of fees for products and services other than for services for which fees were reported as Audit Fees, Audit-Related Fees and Tax Fees.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve up to $100,000 in audit and permissible non-audit services. Any decisions by the Chairman of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. Management is required to report, on a quarterly basis, to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

All engagements of the independent registered public accounting firm to perform any audit services and non-audit services after implementation of the pre-approval policy have been pre-approved by the Audit Committee in accordance with the policy. The pre-approval policy has not been waived in any instance. All engagements of the independent registered public accounting firm to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions, and none of those engagements made use of the de minimus exception to pre-approval contained in the Commission’s rules.

APPROVAL OF AN ADVISORY PROPOSAL ON WEBSTER’S

EXECUTIVE COMPENSATION PHILOSOPHY, POLICIES AND PROCEDURES

(Proposal 5)

The American Recovery and Reinvestment Act of 2009 and related SEC rules and regulations require participants in the Treasury’s Capital Purchase Program to conduct a separate, non-binding shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including the compensation discussion and analysis, the compensation tables, and any related material).

As a participant in the Capital Purchase Program, Webster is providing you the opportunity to endorse or not endorse Webster’s executive pay program and policies by voting on the following resolution:

“Resolved, that the shareholders approve the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis, and the application of the compensation philosophy, policies and procedures as reflected in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

The Board of Directors believes that Webster’s compensation philosophy, policies and procedures provide a strong link between each named executive officer’s compensation and Webster’s short and long-term performance. The objective of Webster’s compensation program is to provide compensation which is competitive, variable based on Webster’s performance and aligned with the long-term interests of shareholders.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that shareholders vote FOR approval of the advisory proposal on Webster’s executive compensation philosophy, policies and procedures.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR INCLUSION IN PROXY STATEMENT

Any proposal which a Webster shareholder wishes to have included in Webster’s Proxy Statement and form of proxy relating to Webster’s 2011 Annual Meeting of Shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by Webster’s Secretary at 145 Bank Street, Waterbury, Connecticut 06702 by November 19, 2010. Nothing in this paragraph shall be deemed to require Webster to include in its Proxy Statement and form of proxy for the meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by shareholders at Webster’s 2011 Annual Meeting of Shareholders must be delivered to, or mailed to and received by, the Secretary of Webster not less than 30 days nor more than 90 days prior to the date of the meeting if Webster gives at least 45 days’ notice or prior public disclosure of the meeting date to shareholders.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote the proxy in accordance with the determination of a majority of the Board of Directors.

By order of the Board of Directors

James C. Smith
Chairman and Chief Executive Officer

Waterbury, Connecticut

March 19, 2010

ANNEX A

AMENDMENT NO. 4 TO THE

WEBSTER FINANCIAL CORPORATION

1992 STOCK OPTION PLAN

The Webster Financial Corporation 1992 Stock Option Plan, as amended and restated effective as of October 23, 2006 (the “Plan”), is hereby amended as follows, subject to approval of this Amendment Number (or “No.”) 4 by the shareholders of Webster Financial Corporation (the “Corporation”), as provided below:

1.	Section 3 of the Plan is hereby amended in its entirety to read as follows:

“The stock that may be issued pursuant to Incentive Awards granted under the Plan shall be shares of Common Stock, par value $.01 per share, of the Corporation (the “Stock”), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Incentive Awards granted under the Plan shall not exceed in the aggregate 10,861,000 shares. Of the aggregate shares, 2,600,000 resulted from an increase to the prior share pool, approved by the Board on February 26, 2010 (the “2010 Amendment Date”), subject to approval by the shareholders of the Corporation at the Corporation’s 2010 annual meeting. The number of shares so reserved is subject to adjustment as hereinafter provided in Section 17 below. On and after the 2010 Amendment Date, all shares remaining or again becoming available for issuance may be used to cover any type of Incentive Award. Prior to the 2010 Amendment Date, of the aggregate shares, the Plan included limitations on the number of shares that could be issued as Restricted Stock or Performance-Based Stock.

Shares of Stock covered by an Incentive Award shall be counted against the share pool as of the date of grant. Any shares that are subject to Restricted Stock, Performance-Based Stock, Stock Unit or any other full value award shall be counted against the share pool limit set forth in the preceding paragraph as two (2) shares for every one (1) share subject to an award. Any shares of Stock that are subject to any award other than a Restricted Stock, Performance-Based Stock, Stock Unit or other full value award shall be counted against the limit set forth in the preceding paragraph as one (1) share for every one (1) share subject to an award. If any Incentive Award expires, terminates, or is terminated for any reason before exercise or vesting in full, the shares of Stock that were subject to the unexercised, forfeited, expired or terminated portion of such Incentive Award shall be available for future grants of Incentive Awards under the Plan. Notwithstanding any provision of the Plan to the contrary, liberal share counting is not permitted under the Plan such that no shares of Stock derived from any of the following circumstances may be added to the Plan’s reserve of shares: (i) shares tendered in payment of an Option, (ii) shares withheld for taxes, (iii) shares repurchased by the Corporation using Option proceeds, or (iv) SARs settled in Stock when only the shares delivered are counted against the Plan reserve.”

2.	Section 5(b) of the Plan is hereby amended in its entirety to read as follows:

“(b)  Term.    The Plan shall terminate on February 26, 2020.”

3.	Section 8 of the Plan is hereby amended in its entirety to read as follows:

“(a)  General.    All Incentive Awards granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an award of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such options shall be deemed non-qualified stock

A-1

options. To the extent an Award Agreement for an Option or SAR is issued in the form of a Grant Notice which omits the specific terms governing the Option or SAR, the standard provisions set forth in this Plan shall apply. In particular, under any such Grant Notice, the terms set forth in Sections 10, 11, 12, and 13, respectively, shall apply to (i) the term and exercisability of the Option or SAR; (ii) the transferability of the Option or SAR; (iii) the effect of termination of service or employment; or (iv) the rights in the event of death, disability or termination of employment on or after attainment of the normal retirement age as defined in the Corporation’s pension plan (“Normal Retirement”).

(b)  “Clawback” Provisions.    Any Incentive Award granted pursuant to this Plan is subject to mandatory repayment by the Grantee to the Corporation to the extent the Grantee is or in the future becomes subject to any Corporation “clawback” or recoupment policy that requires the repayment by the Grantee to the Corporation of compensation paid by the Corporation to the Grantee in the event the payment was based on results of materially inaccurate financial statements or was based on materially inaccurate performance criteria, or in the event the Grantee fails to comply with, or otherwise violates, the terms or requirements of such policy.

(c)  No Repricing.    Notwithstanding anything in this Plan to the contrary, the Board shall not have the authority, without shareholder approval, (i) to accept the surrender of outstanding Options or SARs when the Fair Market Value of a share of Stock is less than the exercise price and grant new Options, SARs, other Awards or cash in substitution for them, (ii) to reduce the exercise price of any outstanding Option or SAR, or (iii) to take any other action that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed; provided, that noting in this Section 8(c) is intended to prevent appropriate adjustments to be made to outstanding Awards, without shareholder approval, pursuant to Section 17.”

4.	Section 16 of the Plan is hereby amended by adding the following sentence to the end thereof:

“No amendment will be made to the no-repricing provisions of Section 8(c) without the approval of the Corporation’s shareholders.”

5.

Notwithstanding anything to the contrary in the Plan, the Incentive Awards permitted to be made under the Plan shall include Stock Units, provided such Stock Units shall have terms and conditions that otherwise would be permitted under the Plan to apply to Restricted Stock or Performance-Based Stock. For purposes of the Plan, the term “Stock Unit” shall mean a bookkeeping entry representing a share of Stock, awarded to the Grantee in accordance with the terms of the Plan.

6.	Except as amended above, the Plan shall remain in full force and effect.

7.

This Amendment Number 4 is adopted subject to approval at the 2010 Annual Meeting of the Corporation’s shareholder by a majority of the votes cast, either in person or by proxy, present and voting on the amendment; provided, however, that upon approval of Amendment Number 4 by the shareholders of the Corporation as set forth above, any Incentive Awards (as defined in the Plan) granted under the Plan pursuant to Amendment Number 4 shall be fully effective as if the shareholders of the Corporation had approved Amendment Number 4 on the date the Board of Directors of the Corporation adopted this Amendment Number 4. If the shareholders fail to approve Amendment Number 4, any Incentive Awards granted covering shares of stock in excess of the number permitted under the Plan (as in effect before adoption of this Amendment Number 4) shall be null and void and of no effect.

A-2

ANNEX B

WEBSTER FINANCIAL CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Webster Financial Corporation Employee Stock Purchase Plan.

1.	PURPOSE.

The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	DEFINITIONS.

a) “Board” shall mean the Board of Directors of the Company.

b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

c) “Common Stock” shall mean the Common Stock, par value $.01 per share, of the Company.

d) “Company” shall mean Webster Financial Corporation, a Delaware corporation.

e) “Compensation” shall mean all regular straight time gross earnings and commissions. Compensation shall not include payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, income relating to the purchase of shares of Webster Financial Corporation common stock under the Webster Financial Corporation Executive Stock Purchase Plan, and other compensation.

f) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

g) “Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

h) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

i) “Employee” shall mean any person, including an Officer, who has been employed by the Company or a Designated Subsidiary for at least ninety (90) days and who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

k) “Exercise Date” shall mean the last day of each Offering Period of the Plan.

l) “Offering Date” shall mean the first business day of each Offering Period of the Plan.

m) “Offering Period” shall mean a period of three (3) months commencing on January 1, April 1, July 1 and October 1 of each year except as otherwise indicated by the Company.

n) “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

o) “Plan” shall mean the Webster Financial Corporation Employee Stock Purchase Plan.

p) “Purchase Date” shall mean the last day of each Offering Period of the Plan.

q) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.	ELIGIBILITY.

a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan: (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such an Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary; or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.	OFFERING PERIODS.

The Plan shall be implemented by a series of Offering Periods of three (3) months duration, with new Offering Periods commencing on or about January 1, April 1, July 1 and October 1 of each year (or at such other time or times as may be determined by the Board of Directors). The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

5.	PARTICIPATION.

a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company’s payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period. The subscription agreement shall set forth the whole number percentage of the participant’s Compensation (which shall be not less than one percent (1%) and not more than ten percent (10%) or such other percentage as may be specified by the Board of Directors and announced at least fifteen (15) days before the first Offering Period to be affected) to be paid as Contributions pursuant to the Plan.

b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid prior to the Exercise Date of the Offering Period to which the subscription agreement is applicable (unless sooner terminated by the participant as provided in Section 10); provided however, that any payroll paid within ten (10) business days preceding the Exercise Date will be included in the subsequent Offering Period.

c) By enrolling in the Plan, each participant will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm or other financial institution, if approved by the committee in its discretion.

6.	METHOD OF PAYMENT OF CONTRIBUTIONS.

a) The participants shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than ten percent (10%) (in whole number increments) of such participant’s Compensation on each such payday. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during the Offering Period, may decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

7.	GRANT OF OPTION.

a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date a number of shares of the Common Stock determined by dividing such Employee’s Contribution accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the “Applicable Percentage” (as defined in subsection (c)) of the fair market value of a share of the Common Stock on the Purchase Date; provided, however, that the maximum number of shares an Employee may purchase during each Offering Period shall be 1,000 shares (or such other number of shares as the Board of Directors of the Company shall determine, if such change is announced at least fifteen (15) days before the scheduled beginning of the first Offering Period to be affected); and provided further, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12. The fair market value of a share of the Common Stock shall be determined as provided in Section 7(b).

b) The option price per share of the shares offered in a given Offering Period shall be the “Applicable Percentage” (as defined in subsection (c)) of the fair market value of a share of the Common Stock on the Exercise Date. The fair market value of the Common Stock on a given date shall be determined by the Board in its discretion based on the closing price of the Common Stock for the date preceding the date of determination (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date on which there was a closing price), as reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on the date preceding the date of determination (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in the Wall Street Journal.

c) For purposes of this Section 7, the “Applicable Percentage” shall be not less than eighty-five percent (85%) and not more than one hundred percent (100%), and shall be established by the Board of Directors at least fifteen (15) days before the scheduled beginning of the first Offering Period to which the Applicable Percentage shall apply.

8.	EXERCISE OF OPTION.

Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to the option will be purchased at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.	DELIVERY.

Fidelity Investments, as agent (the “Agent”) will hold in custody all shares of Common Stock purchased pursuant to the Plan until the later of: (a) the expiration of twelve (12) months following the Offering Date on which such shares of Common Stock were purchased (or such other period as may be specified by the Board of Directors and announced at least fifteen (15) days before the scheduled beginning of the first Offering Period to be affected) (the “Custody Period”); or (b) the receipt of written instructions from the Employee who purchased such shares to have such shares distributed, as described below. The Agent may hold such shares in stock certificates in nominee names, and may commingle shares held in its custody in a single account or stock certificate, without identification as to individual employees. A participating Employee may, at any time after the expiration of the Custody Period, by written notice, instruct the Agent to have all or part of such shares reissued in the Employee’s own name and have the stock certificate delivered to the Employee or his or her agent, including, but not limited to, direct deposit into a book entry account or brokerage account. During the Custody Period, the Employee will not be entitled to sell or otherwise transfer the shares. Any dividends paid on shares held by the Agent for a participating Employee’s account will be transmitted to the Employee. Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him or her of shares on the Exercise Date (other than amounts representing fractional shares) will be returned to him or her as soon as practicable. Amounts representing fractional shares will be carried forward for use in subsequent purchases.

10.	VOLUNTARY WITHDRAWAL; TERMINATION OF EMPLOYMENT.

a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to two (2) business days prior to the Exercise Date of the Offering Period by completing a Company approved notification. All of the participant’s Contributions credited to his or her account will be paid to him or her as soon as practicable after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

b) Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option will be terminated.

d) A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11.	INTEREST.

The Contributions of a participant in the Plan shall be credited to an interest-bearing account. The interest-bearing account shall constitute part of the general assets of the Company until such Contributions are used to purchase shares upon the exercise of an option hereunder. Any interest which accrues on such account shall inure to the benefit of the Company and shall not be allocated to or for the benefit of any participants in the Plan.

12.	STOCK.

a) The maximum number of shares of the Common Stock which shall be made available for sale under the Plan shall be 500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the “Street Name” of a Company-approved broker.

d) Shares to be delivered to a participant under the Plan will consist of shares of Common Stock purchased by the Company in the open market specifically for issuance under the Plan.

13.	ADMINISTRATION.

The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

14.	DESIGNATION OF BENEFICIARY.

a) A participant may file a written designation of a beneficiary who is to receive shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.	TRANSFERABILITY.

Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16.	USE OF FUNDS.

All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17.	REPORTS.

Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amount of Contributions, the per share purchase price, the number of shares purchased, and the remaining cash balance, if any.

18.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS.

a) Adjustment.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

b) Corporate Transactions.    In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

19.	AMENDMENT OR TERMINATION.

a) The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in Section 18, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act , or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures which the Board (or its committee) determines in its sole discretion to be advisable and which are consistent with the Plan.

20.	NOTICES.

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.	CONDITIONS UPON ISSUANCE OF SHARES.

a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

b) As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

c) Each participant agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two (2) years after the date of grant of the Option pursuant to which such shares were purchased.

22.	TERM OF PLAN; EFFECTIVE DATE.

The Plan shall become effective as of February 14, 2010 upon its adoption by the Board of Directors of the Company on or prior to that date, provided that, within one (1) year of the adoption of the Plan by the Board of Directors of the Company, the Plan is approved by the affirmative vote of holders of the majority of the shares present in person or represented by proxy and entitled to vote at a meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan; and provided further that, upon approval of the Plan by the shareholders of the Company as set forth above, all options granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on such effective date. If the shareholders fail to approve the Plan within one (1) year of its date of adoption by the Board of Directors of the Company, any options granted hereunder shall be null and void and of no effect. The Plan shall continue in effect until June 30, 2020, unless sooner terminated under Section 19.

23.	ADDITIONAL RESTRICTIONS OF RULE 16b-3.

The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

145 BANK STREET WEBSTER PLAZA WATERBURY, CT 06702

INSTRUCTIONS FOR VOTING BY INTERNET, TELEPHONE OR MAIL

Webster Financial Corporation encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the three voting methods below. Voting is easier than ever. Proxies submitted by Internet or telephone must be received no later than 11:59 p.m., Eastern Time, on April 28, 2010.

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information no later than 11:59 p.m., Eastern Time, on April 28, 2010. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY TELEPHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions no later than 11:59 p.m., Eastern Time, on April 28, 2010. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided for that purpose, or return it to Webster Financial Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Webster Financial Corporation in mailing proxy material, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above for voting by Internet and, when prompted, indicate that you agree to receive or access future shareholder communications electronically.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WEBST1	KEEP THIS PORTION FOR YOUR RECORDS

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-		DETACH AND RETURN THIS PORTION ONLY
PAID ENVELOPE, UNLESS YOU ARE VOTING BY INTERNET OR TELEPHONE

WEBSTER FINANCIAL CORPORATION
The Board of Directors recommends a vote FOR all nominees, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5.

1. To elect four directors to serve for three-year terms (Proposal 1).

NOMINEES:

01 — Joel S. Becker 02 — David A. Coulter 03 — Charles W. Shivery 04 — James C. Smith		FOR ALL	WITHHOLD FROM ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐

					For	Against	Abstain

2. To amend Webster’s 1992 Stock Option Plan (Proposal 2).					☐	☐	☐

3. To renew Webster’s Employee Stock Purchase Plan and set the number of shares of common stock authorized for issuance thereunder (Proposal 3).					☐	☐	☐

4. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Webster for the fiscal year ending December 31, 2010 (Proposal 4).					☐	☐	☐

5. To approve an advisory proposal on Webster’s executive compensation philosophy, policies and procedures (Proposal 5).					☐	☐	☐

6.     The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments thereof, in accordance with the determination of a majority of Webster’s Board of Directors.

To change the address on your account, please check this box and indicate your new address in the space provided on the reverse side. Changes in the registered name(s) on the account may not be submitted via this method. ☐

Please sign exactly as your name appears above. Joint owners should each sign. Where applicable, indicate your official position or representation capacity.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

REVOCABLE PROXY

Annual Meeting of Shareholders

April 29, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Webster Financial Corporation (the “Corporation”) hereby appoints John J. Crawford, Robert A. Finkenzeller and C. Michael Jacobi, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 4:00 p.m., Eastern Time, on Thursday, April 29, 2010, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702, and at any adjournments of the meeting, for the following purposes. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1; FOR the amendment of Webster’s 1992 Stock Option Plan (Proposal 2); FOR the renewal of Webster’s Employee Stock Purchase Plan and setting the number of shares of common stock authorized for issuance thereunder (Proposal 3); FOR the ratification of the appointment by the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Webster for the fiscal year ending December 31, 2010 (Proposal 4); FOR the approval of an advisory proposal on Webster’s executive compensation philosophy, policies and procedures (Proposal 5); and in accordance with the determination of a majority of the Board of Directors as to other matters. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Assistant Secretary of the Corporation, by re-voting by Internet or telephone, or by attending the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

Please sign and return the proxy card promptly in the enclosed envelope.

Address Changes:

(If you noted any address changes above, please mark corresponding box on the reverse side.)

(Continued and to be signed and dated on the reverse side)